UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ABX Air, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 5, 2005

Notice is hereby given that the 2005 annual meeting of the stockholders of ABX Air, Inc., a Delaware corporation (the “Company”), has been called and will be held on May 5, 2005, at 11:00 a.m., local time, at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, for the following purposes:

1.	To elect two directors to the Board of Directors for a term of three years.

2.	To amend the Amended and Restated Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board.

3.	To consider and vote on a proposal to adopt the ABX Air, Inc. 2005 Long-Term Incentive Plan.

4.	To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2005.

5.	To consider and vote on a shareholder proposal.

6.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

At the meeting, we will also report on the Company’s 2004 business results and other matters of interest to stockholders.

Only holders of record, as of the close of business on March 15, 2005, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne _____________________________

W. JOSEPH PAYNE
Secretary

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2005

Date of Mailing: On or about April 5, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ABX Air, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, at 11:00 a.m., local time, on Thursday, May 5, 2005, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.

At the annual meeting, the holders of shares of common stock of the Company will (1) elect two directors for terms of three years and until their successors have been elected and qualified, (2) consider and vote on a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to permit the Board to remove the limitation on the maximum number of directors that can serve on the Board, (3) consider and vote on a proposal to adopt a long-term incentive plan for the directors, officers and senior management of the Company, (4) consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2005, (5) consider and vote on a stockholder proposal, and (6) transact such other business as may properly come before the meeting and any adjournments thereof.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares

Only holders of record as of the close of business on March 15, 2005, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. On March 15, 2005, there were 58,270,400 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

Vote Required

Proposal 1: Election of Directors. The two nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If either listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board of Directors at this time has no reason to anticipate that this will occur.

Proposal 2: Amendment of Certificate of Incorporation. The affirmative vote of two-thirds of the shares entitled to vote at the annual meeting is required to approve the amendment of the Certificate of Incorporation. This means that if you abstain from voting on this proposal, it will count as a vote against the amendment.

Proposal 3: Adoption of the Company’s 2005 Long-Term Incentive Plan. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to adopt the 2005 Long-Term Incentive Plan. An abstention will be treated as a vote against this proposal.

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2005. This means that if you abstain from voting on this proposal, it will have the same effect as if you voted against it.

Proposal 5: Stockholder Proposal. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the stockholder proposal. If you abstain from voting on the stockholder proposal, it will have the same effect as if you voted against the proposal.

Unless a stockholder provides specific instructions to withhold votes from one or both nominees for director, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the nominees for director. To the extent specific instructions are not given with respect to the Company’s Proposals 2, 3 or 4, the shares represented by the proxy will be voted FOR such proposal(s). To the extent specific instructions are not given with respect to the stockholder proposal, the shares represented by the proxy will be voted AGAINST the proposal.

Shares Registered in the Name of a Broker

Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Revocability

You may revoke your proxy at any time before it has been voted by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company, or by giving a later dated proxy at any time before the voting.

Confidentiality

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c) in a contested proxy solicitation.

Proxy Solicitation

Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone, telegraph or mail only for use at the annual meeting. The Company has retained InvestorCom, Inc., 110 Wall Street, Suite 2400, New York, New York 10005, to assist in the solicitation of proxies and will pay that firm a fee estimated not to exceed $6,000, plus out-of-pocket expenses.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with the Company. The inspectors of election will also be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials

If you share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to stockholders, 2004 Form 10-K, and proxy statement) unless you have provided contrary instructions. Each shareholder of record will continue to receive a separate proxy card. If you wish to receive a separate set of documents now or in the future, you may write or call to request a separate copy of these materials from:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request that, in the future, we deliver to you a single copy of these materials.

Principal Stockholders

To the Company’s knowledge, as of March 15, 2005, the following stockholders owned more than 5% of the outstanding common stock of the Company:

Common Stock Ownership of Certain Beneficial Owners

Name and Address	Number of Shares	Percentage of Common Stock Outstanding
Luxor Capital Partners, LP Luxor Capital Group, LP Luxor Management, LLC LCG Holdings, LLC Christian Leone 599 Lexington, Ave., 35th Floor New York, NY 10022 Luxor Capital Partners Offshore, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House South Church Street George Town Grand Cayman Islands	3,452,600[1]	5.9%

Federated Investors, Inc. Federated Investors Tower 5800 Corporate Drive Pittsburgh, PA 15222-3779	6,631,780[2]	11.38%

[1]	Based on the Schedule 13G, dated February 23, 2005, filed with the SEC by Luxor Capital Partners, LP, a Delaware limited partnership (“Luxor Capital Partners”), Luxor Capital Partners Offshore, Ltd., a Cayman Island exempted company (“Offshore Fund”), Luxor Capital Group, LP, a Delaware limited partnership (“Luxor Capital Group”), Luxor Management, LLC, a Delaware limited liability company (“Luxor Management”), LCG Holdings, LLC, a Delaware limited liability company (“LCG Holdings”), and Christian Leone, a U.S. citizen. According to this filing, Luxor Capital Group is the investment manager of Luxor Capital Partners and the Offshore Fund, and is also the manager of other separate accounts. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the manager of Luxor Management. LCG Holdings is the general partner of Luxor Capital Partners. Mr. Leone is the manager of LCG Holdings. Luxor Capital Group, Luxor Management and Mr. Leone may each be deemed to have voting and dispositive power with respect to the shares of common stock held by Luxor Capital Partners and the Offshore Fund. LCG Holdings and Mr. Leone may be deemed to have voting and dispositive power with respect to the shares of common stock held by Luxor Capital Partners. Luxor Capital Partners, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 1,216,982 shares of common stock beneficially held by Luxor Capital Partners. The Offshore Fund, Luxor Capital Group, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 1,424,118 shares of common stock held by the Offshore Fund. Luxor Capital Group, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 811,500 shares of common stock beneficially owned by Luxor Capital Group through the separate accounts it manages. This stock ownership information was reported as of February 14, 2005.
[2]

Based on the Schedule 13G/A, dated February 14, 2005, filed with the SEC by Federated Investors, Inc., Voting Shares Irrevocable Trust (the “Trust”), John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue. According to this filing, Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in ABX Air, Inc. (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees exercise collective voting control over the Parent. This stock ownership information was reported as of December 31, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation provides for no fewer than three and no more than five directors, as determined from time to time by the Board. The Company’s Board currently consists of five members, divided into three classes as follows:

Class I (one position with term expiring in 2007):

James E. Bushman

Class II (two positions with terms expiring in 2005):

James H. Carey

John D. Geary

Class III (two positions with terms expiring in 2006):

Jeffrey J. Vorholt

Joseph C. Hete

At the annual meeting, two persons will be elected to fill the Class II positions, to hold office until the annual meeting of stockholders in 2008 and until their respective successors have been elected and qualified as provided under the Company’s Amended and Restated Bylaws (the “Bylaws”). Messrs. Carey and Geary are present directors of the Company and have been nominated to continue as directors.

Nominees for Director—Class II (Terms to Expire in 2008)

James H. Carey, age 72, Executive Vice President (Retired) of the Chase Manhattan Bank. Mr. Carey served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey is a director, the Chair of the Audit Committee, and a member of the Compensation Committee and Nominating Committee of The Midland Company, a provider of specialty insurance products. He was a director of Airborne, Inc. from 1978 to August 2003, and was a member of its Compensation Committee and Finance Committee. Mr. Carey has been the Chairman of the Board of the Company since May 6, 2004, and has been a Director since August 2003. He is also the Chairman of the Compensation Committee and is a member of the Audit Committee.

John D. Geary, age 78, President and Chief Executive Officer (Retired) of Midland Enterprises, Inc. Mr. Geary served as President and Chief Executive Officer, and as a director, of Midland Enterprises, Inc., an inland marine transportation company, from 1974 to 1988. He recently completed 20 years of service on the Board of Directors of Fifth Third Bank, in Cincinnati, Ohio. Mr. Geary has been a Director of the Company since January 2004, and is a member of the Compensation Committee and the Nominating and Governance Committee.

Continuing Directors—Not Standing for Election This Year

Class I (Term to Expire in 2007)

James E. Bushman, age 60, President and Chief Executive Officer of Cast-Fab Technologies, Inc., and the Chairman and Chief Executive Officer of Security Systems Equipment Corporation. He has served as the President and Chief Executive Officer of Cast-Fab Technologies, Inc., a privately held manufacturer of castings and precision sheet and plate metal fabrications, since 1988, and as the Chairman and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. Mr. Bushman is also a director of The Midland Company, the Ohio National Fund, Inc. and The Dow Target Variable Fund, LLC. He was the President of Carlisle Crane &

Excavation, Inc., and the Executive Vice President of Carlisle Enterprises, from 1983 to 1988. Prior to that, Mr. Bushman was a CPA for Arthur Andersen & Co., where he served as a partner from 1977 to 1983, and as a manager from 1972 to 1977. He has been a director of the Company since May 2004 and is the Chairman of the Nominating and Governance Committee and is a member of the Audit Committee.

Class III (Terms to Expire in 2006)

Jeffrey J. Vorholt, age 52, is a full-time Visiting Instructor of Accountancy at Miami University (Ohio), and an Adjunct Professor of Accounting at Xavier University, in Cincinnati, Ohio. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 through 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt is currently a Director for Softbrands, Inc., a global provider of enterprise-wide application software. Mr. Vorholt has been a director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee and Nominating and Governance Committee.

Joseph C. Hete, age 50, President and Chief Executive Officer since August 2003. Mr. Hete was President and Chief Operating Officer from January 2000 to August 2003. From 1997 until January 2000, Mr. Hete held the position of Senior Vice President and Chief Operating Officer of the Company. Mr. Hete served as Senior Vice President, Administration of the Company, from 1991 to 1997, and Vice President, Administration of the Company, from 1986 to 1991. Mr. Hete joined the Company in 1980. Mr. Hete does not serve on any of the committees of the Board.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors held ten meetings during 2004 and each director attended at least 90% of the meetings of the Board and attended 100% of the meetings of the committees on which he was a member.

Independence

The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President and Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the SEC, NASDAQ, and the Certificate of Incorporation, as currently in effect.

Director Compensation

During 2004, non-employee directors received an annual fee of $25,000, plus $1,500 for each Board and committee meeting attended. The Chairman of the Audit Committee also received an annual fee of $15,000. On July 30, 2004, the Compensation Committee approved an annual fee of $20,000 for the Chairman of the Board, which was paid in 2004 on a prorated basis. However, in 2005, the Compensation Committee retained a national compensation consulting firm to conduct an evaluation of the compensation arrangements for the Company’s directors in comparison to those of similar companies. Based upon the results of that evaluation, the Compensation Committee increased the annual fee for the Chairman of the Board to $60,000 and established an annual fee of $4,000 for both the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee, all of which were effective beginning in 2005.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each committee consists exclusively of non-employee directors.

Audit Committee

The Company has a separately designated standing Audit Committee. The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, James H. Carey, and James E. Bushman. Jeffrey J. Vorholt has been the Chair of the Audit Committee since January 29, 2004. The Board has determined that Jeffrey J. Vorholt is an “audit committee financial expert” as defined in the rules under the Securities Exchange Act of 1934, as amended.

The Audit Committee is generally charged with the appointment, compensation, retention, evaluation, and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company’s internal accounting and financial controls; and approving and monitoring the Company’s compliance with its codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Chair of the Audit Committee receives communications directed to non-management directors as described below under “Communications with the Board.” The Committee met thirteen times during 2004 and all of the members were present for every meeting.

The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in February 2005. The charter of the Audit Committee is available at http://www.abxair.com and is also included herein as Appendix A.

The Audit Committee has furnished the following report.

Audit Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as currently in effect. The Audit Committee has also discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as currently in effect.

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Jeffrey J. Vorholt, Chair

James H. Carey

James E. Bushman

Compensation Committee

The Compensation Committee is currently composed of James H. Carey, Chair, Jeffrey J. Vorholt and John D. Geary. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company’s overall compensation policies and establishing performance based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the CEO based upon the achievement of goals and objectives that are approved by the Committee, and reviewing, evaluating and determining the compensation for the other executive officers. This includes base salaries, incentive compensation, and any other forms of remuneration. The Committee also evaluates the performance target goals for the non-executive senior officers and employees. In addition, the Committee oversees the administration of the Company’s incentive compensation plans, makes recommendations to the full Board with respect to succession planning for the CEO and other officers, and sets and reviews the compensation for the Board and Committee members. The Committee met five times during 2004 and all of the members were present for every meeting.

The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003 and was most recently amended in February 2005. The Committee’s charter is available at http://www.abxair.com and is also included herein as Appendix B.

The Compensation Committee has furnished the following report on executive compensation.

Compensation Committee Report on Executive Compensation

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

General Compensation Policies for Executive Officers

Each year, the Compensation Committee reviews and approves the total compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also monitors the general compensation practices for all other non-executive officers and employees of the Company and its subsidiaries.

The Company currently compensates its Chief Executive Officer and other executive officers through a combination of base pay and annual incentive awards. The Committee reviewed the base pay levels of the executive officers during 2004 and their base salaries were increased for 2004. These pay increases were based on a peer group analysis prepared by a national compensation consulting firm, which looked at industry surveys, proprietary airline surveys, and proxy analyses of similar companies. The “Summary Compensation Table” contained in this Proxy Statement details the salaries paid to the named executive officers for 2004.

During 2004, the Chief Executive Officer and the other executive officers also had the potential to earn incentive compensation under the ABX Air Executive Incentive Compensation Plan (the “Executive Incentive Plan”). Bonus opportunities under the Executive Incentive Plan are based on the achievement of incremental markup under the ACMI and Hub and Line-Haul Services Agreements with DHL Express, Inc. (formerly, Airborne, Inc.). In addition, 25% of the incentive compensation that an executive would otherwise receive under the Executive Incentive Plan is tied to the accomplishment of individual goals. Since DHL Express, Inc. is the Company’s largest customer, currently accounting for 98% of the Company’s revenues, the Committee believes that at this time, it is in the Company’s best interest to create a strong link between executive compensation and the Company’s performance under its commercial agreements with DHL Express, Inc. The “Summary Compensation Table” contained in the Proxy Statement details the incentive compensation paid to the named executive officers under the Executive Incentive Plan for 2004 and Airborne, Inc.’s executive incentive compensation plans for 2003 and 2002, during the period the Company was a wholly owned subsidiary of Airborne, Inc.

In early 2005, the Board engaged a national compensation consulting firm to evaluate the overall compensation structure and policies applicable to the Company’s executive officers and other members of the senior management group. The consulting firm recommended that the Company supplement its executive compensation program, which now consists of base pay and annual incentive awards under the Executive

Incentive Plan, with a long-term incentive program that utilizes equity and equity-based awards. Based upon the consulting firm’s recommendation, the Board is submitting to the stockholders for approval at this year’s annual meeting an omnibus long-term incentive plan. See “Proposal 3—Adoption of ABX Air, Inc. 2005 Long-Term Incentive Compensation Plan”.

Under Federal income tax rules, the deduction for certain types of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of publicly held companies is limited to $1 million per employee on an annual basis. In certain circumstances, performance based compensation is exempt from the $1 million limit. The Committee believes that substantially all of the compensation earned by Joseph C. Hete in 2004 will be deductible and that all of the compensation earned by the Company’s other executive officers in 2004 will be deductible.

2004 Chief Executive Officer Compensation

The Compensation Committee annually reviews and approves the compensation of Joseph Hete, the Chief Executive Officer of the Company.

The Compensation Committee approved an increase in Mr. Hete’s base salary in 2004 of 22%. In setting Mr. Hete’s base salary for 2004, the Compensation Committee considered the following factors: the salaries of other CEOs in a comparison group compiled by a national compensation consulting firm, as discussed above, and Mr. Hete’s past individual performance and contributions to the continuing success of the Company.

As also discussed above, the Chief Executive Officer’s annual cash bonus opportunity under the Executive Incentive Plan, like that of the other executive officers, is based upon the successful attainment of specific performance measures (i.e., the achievement of incremental markups under the Company’s ACMI and Hub and Line-Haul Services Agreements with DHL Express, Inc.) and the accomplishment of individual goals. 100% of the CEO’s bonus opportunity is based on the achievement of incremental markup under such Agreements. In addition, 25% of the amount that the CEO would otherwise be eligible to receive is also tied to the accomplishment of individual goals. During 2004, the Company met the incremental markup goals established by the Compensation Committee at the beginning of 2004. In addition, the Compensation Committee concluded that Mr. Hete exceeded his individual goals for 2004. These achievements resulted in Mr. Hete receiving, under the terms of the Executive Incentive Plan, a bonus for 2004 that was approximately 118% of his base salary for 2004.

James H. Carey, Chair

John D. Geary

James E. Bushman

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of James E. Bushman, Chair, John D. Geary, and Jeffrey J. Vorholt. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee met four times during 2004 and all of the members were present for every meeting.

The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2005. The Committee’s Charter is available at http://www.abxair.com and is also included herein as Appendix C.

Consideration of Nominees for Director

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria that will be used in connection with evaluating and selecting new directors will include the criteria set forth in the Company’s Corporate Governance Guidelines (The Corporate Governance Guidelines are included herein as Appendix D). In addition to the criteria set forth in the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ rules, applicable law and the Company’s Certificate of Incorporation, as well as the candidate’s skills, occupation, and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the “Code of Conduct for Conducting Business of ABX Air, Inc.”

Stockholder Nominees

The Bylaws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. Stockholder nominations to the Board of Directors for the Annual Stockholders’ Meeting for 2006 must be forwarded to the Chairman of the Nominating and Governance Committee c/o Company Secretary, ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less that 90 days nor more than 120 days prior to the anniversary of the annual stockholders’ meeting for 2005 (May 5, 2005); provided, however, that in the event the date of the annual stockholders’ meeting for 2006 is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Evaluation of Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board of Directors upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Corporate Governance Guidelines

The Company adopted a set of Corporate Governance Guidelines in February 2005, to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the CEO, periodic self-evaluations of the Board and committees, and other practices.

The Corporate Governance Guidelines are available at http://www.abxair.com and are also included herein as Appendix D.

Code of Ethics for the CEO and CFO

The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability.

The Code of Ethics is available at http://www.abxair.com and is also included herein as Appendix E.

Code of Conduct for Conducting Business

The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment or discrimination; and the protection of intellectual property and proprietary information.

The Code of Conduct for Conducting Business is available at http://www.abxair.com and is also included herein as Appendix F.

Executive Sessions

The independent directors of the Company meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to non-management members of the Board will be logged in by the Secretary of the Company and regularly forwarded to the Chair of the Audit Committee. The Chair of the Audit Committee will deliver a summary of such correspondence to the full Board if he deems it appropriate at its next regularly scheduled meeting. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer, and the four other most highly compensated executive officers of the Company at March 15, 2005 (the “named executive officers”) and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned as of 03/15/05	Percentage of Common Stock Outstanding
Directors
James H. Carey	17,413	*
Jeffrey J. Vorholt	3,500	*
John D. Geary	3,000	*
James E. Bushman	15,000	*

Named Executive Officers
Joseph C. Hete, President and Chief Executive Officer[1]	136,300	*
Dennis A. Manibusan, Senior Vice President, Maintenance & Engineering	30,604	*
Robert J. Morgenfeld, Senior Vice President, Flight Operations	34,142	*
Thomas W. Poynter, Senior Vice President, Ground Operations	17,506	*
John A. Jessup, Vice President, Materials Management & Contracts	7,223	*
All Directors and Executive Officers as a Group (14 Persons)	342,134	*

*	Less than 1% of common stock outstanding.
[1]	Mr. Hete also serves as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning annual and long-term compensation paid or accrued during calendar years 2004, 2003 and 2002 for services in all capacities to the Company by the named executive officers. The table also includes (i) compensation paid to the named executives for services rendered while the Company was a wholly-owned subsidiary of Airborne, Inc. and (ii) special payments resulting from DHL Worldwide Express, B.V.’s acquisition of Airborne, Inc.’s ground operations and the related separation of the Company from Airborne, Inc., on August 15, 2003:

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus[1]	Other Annual Compensation[2]	Airborne Options[3]	ABX Shares[4]	Options Redeemed[5]	All Other Compensation[6]
Joseph C. Hete	2004	$433,846	$511,938	$627,787	—	—	$—	$18,633
President, Chief Executive	2003	354,616	205,523	—	45,000	145,700	909,107	15,043
Officer and Director	2002	272,923	271,013	—	45,000	—	—	12,703

Robert J. Morgenfeld	2004	233,231	183,941	325,547	—	—	—	18,713
Senior Vice President,	2003	223,846	100,185	—	8,000	57,920	382,838	13,336
Flight Operations	2002	214,385	163,168	—	14,000	—	—	12,305

Dennis A. Manibusan	2004	212,769	195,600	252,940	—	—	—	15,735
Senior Vice President,	2003	202,308	90,739	—	11,000	39,200	222,057	12,780
Maintenance and Engineering	2002	188,923	143,789	—	11,000	—	—	10,745

Thomas W. Poynter	2004	161,846	129,342	203,937	—	—	—	16,747
Senior Vice President,	2003	155,385	69,576	—	8,000	26,350	156,509	12,725
Ground Operations	2002	149,154	113,521	—	8,000	—	—	11,402

John A. Jessup	2004	154,385	111,074	217,412	—	—	—	14,086
Vice President,	2003	150,692	51,170	—	7,000	7,000	154,600	12,176
Materials Management & Contracts	2002	136,154	82,822	—	8,000	—	—	11,030

[1]	Amounts awarded under the ABX Air Executive Incentive Compensation Plan for 2004 and Airborne, Inc.’s Executive Incentive Compensation Plan for 2003 and 2002, during the period the Company was a wholly owned subsidiary of Airborne, Inc.
[2]	The first installment under the Retention Agreements discussed below.
[3]	Number of shares of Airborne, Inc. common stock underlying options awarded under Airborne Inc.’s stock option plans.
[4]	Number of shares of the Company’s common stock awarded pursuant to change in control provisions of Airborne, Inc.’s stock option plans.
[5]	Pursuant to change in control provisions of Airborne, Inc.’s stock option plans, cash paid for vested stock options with an option price below the merger consideration price of $21.25 per share of Airborne, Inc. at the time of Airborne, Inc.’s merger with DHL Worldwide Express, B.V., on August 15, 2003.
[6]	The amounts during 2004 consist of the following:

Name	Year	401(k) Match	Life Insurance	Car Allowance
Hete	2004	$6,765	$5,688	$6,180

Morgenfeld	2004	6,765	3,356	8,592

Manibusan	2004	6,483	3,072	6,180

Poynter	2004	6,476	2,332	7,939

Jessup	2004	5,688	2,218	6,180

Retention Agreements

The Company and its former parent, Airborne, Inc., had change in control agreements with the Company’s executive officers, including the named executive officers, pursuant to which they were entitled to certain severance benefits if their employment was terminated without “cause” or with “good reason”, as such terms were defined under such change in control agreements, in connection with a change in control. Prior to the separation of the Company from Airborne, Inc., the Company entered into substitute retention agreements with the executives pursuant to which they will be provided with a cash retention bonus at least equal to the cash amount (not including amounts payable in respect of stock options or gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code, except as set forth below) that such executives would have been eligible to receive under their change in control agreements with the Company if they had experienced a termination of employment without “cause”, as defined under such change in control agreements, at the time of the separation of the Company from Airborne, Inc. Each cash retention bonus is being paid in annual equal installments on August 15th, over a period of three years beginning on August 15, 2004, subject to continued employment with the Company during that period. In addition, each cash retention bonus will be payable in full on an accelerated basis as soon as practicable following termination of the executive’s employment during that period without “cause” or for “good reason” as defined in his retention agreement. Under the substitute retention agreement, each executive will also be entitled to gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code excise taxes incurred by the executive for excess parachute payments made to such executive in connection with the separation. In general, Airborne, Inc. will reimburse the Company for the cost of the retention arrangements described in this paragraph.

The following table shows information concerning the total cash retention bonuses the named executive officers of the Company are entitled to receive under their respective substitute retention agreements with the Company, subject to the conditions described above:

Name	Total Payout
Joseph C. Hete	$1,883,360
Robert J. Morgenfeld	976,640
Dennis A. Manibusan	758,821
Thomas W. Poynter	611,811
John A. Jessup	652,236

The substitute retention arrangements provide that in the event any amounts become payable to the executive by the Company or its subsidiaries pursuant to the terms of any change in control, parachute or severance arrangement, or pursuant to the terms of any employment agreement as a result of the executive’s termination of employment, then any amounts paid or payable under the substitute retention arrangements shall reduce and off-set any amounts otherwise payable to the executive under that change in control, parachute, severance or employment agreement or arrangement. The substitute retention arrangements further provide that, to the extent such amounts are actually paid under such other agreements contrary to the provisions of the substitute retention arrangements, amounts paid or payable under such substitute retention arrangements shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In consideration for all the benefits available under the substitute retention arrangements, each executive agreed to terminate his change in control agreement and to release Airborne, Inc. and all of Airborne’s affiliates of all liabilities and obligations under such change in control agreement.

The Company subsequently entered into new change in control agreements with its executives after the separation of the Company from Airborne, Inc. The new change in control agreements are described below. The Company is responsible for all liabilities and obligations under the new change in control agreements. Neither Airborne, Inc. nor any of its affiliates has any responsibility for any liabilities or obligations to executives that may arise under such change in control agreements, unless the change in control causing such liability involves an acquisition of control by Deutsche Post AG or any of its subsidiaries.

Change of Control Agreements

Each of the named executive officers is elected annually and serves at the pleasure of the Board, subject, however, to agreements with the Company that generally assure that, in the event of a change in control of the Company, all of the officers will have the right to remain employed, at not less than their respective rates of compensation in effect as of the date of the change in control, for at least four years thereafter.

The agreements with the named executive officers generally provide that, if an officer is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the officer, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the President and Chief Executive Officer) salary, bonus and other benefits. The Company is required to provide the same additional compensation and benefits described above in the event a named executive officer resigns due to failure of the Company, after a change in control, to provide the salary, other specific benefits and terms of employment required by the agreement.

Each of the named executive officers is also subject to a substitute retention arrangement with the Company, described in this Proxy Statement above, which provides that, in the event any amounts become payable to the executive officer under a change in control agreement, then any amounts paid or payable under such substitute retention arrangement shall reduce and off-set any amounts otherwise payable to the executive under the change in control agreement. Further, to the extent that amounts are actually paid under the change in control agreement contrary to the provisions of the substitute retention arrangement, amounts paid or payable under such substitute retention arrangement shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In return for the benefits under the agreements described above, each of the named executive officers has agreed, among other things, not to serve as an executive officer, director or consultant to any competitor of the Company for at least one year after termination of employment with the Company. While these contracts were designed to encourage these officers to stay with the Company, and not to deter changes in control, it is possible that a party wishing to obtain control of the Company with the intention of replacing incumbent management could be influenced by the additional cost that the Company would incur under these contracts.

Retirement Plans

The Company maintains two qualified retirement plans that cover the named executive officers (and all other employees other than certain employees who are covered by a collective bargaining agreement) and a non-qualified Supplemental Executive Retirement Plan (“SERP”) that provides for benefits in excess of statutory limits. Executive officers accrue benefits based on an age and service formula that accumulates a point value used to determine a benefit level at a particular retirement age. The normal retirement age is 62. Points are credited for each year of service and year of age up to a maximum point total of 80. Assuming the attainment of the maximum point total, the plans, in conjunction with Social Security, are designed to provide a retirement benefit equal to approximately 65% of an executive officer’s final average earnings at a normal retirement date of age 62. The final average earnings are defined as the average of the highest five consecutive calendar years of compensation during an executive officer’s last ten years of employment. Compensation considered in the formula includes salary and bonus paid in a calendar year without regard to Internal Revenue Service limitations.

Benefits determined through the above formula are offset by Social Security and the gross benefit amounts calculated under the Company’s two qualified retirement plans. The qualified plans, a defined contribution profit sharing plan and a defined benefit plan, are used in connection with the SERP and Social Security to fund retirement benefits. The SERP is unfunded, although the Company maintains commingled investment fund assets that could be used to fund eventual benefit payments. The Company also has a voluntary 401(k) salary deferral plan.

The following table sets forth the targeted annual pension benefits (calculated on the basis of a straight life annuity) payable upon normal retirement at age 62 to the Company’s officers (including the named executive officers) based on specified years of service and levels of final average earnings. The amounts shown take into account Social Security offsets based on the career average Social Security wage base in effect in 2004.

Pension Plan Table

	Years of Service
Average Earnings	5	10	15	20	25	30	35
125,000	$42,994	$51,119	$59,244	$64,119	$64,119	$64,119	$64,119
150,000	$55,019	$64,769	$74,519	$80,369	$80,369	$80,369	$80,369
175,000	$67,044	$78,419	$89,794	$96,619	$96,619	$96,619	$96,619
200,000	$79,069	$92,069	$105,069	$112,869	$112,869	$112,869	$112,869
225,000	$91,094	$105,719	$120,344	$129,119	$129,119	$129,119	$129,119
250,000	$103,119	$119,369	$135,619	$145,369	$145,369	$145,369	$145,369
300,000	$127,169	$146,669	$166,169	$177,869	$177,869	$177,869	$177,869
400,000	$175,269	$201,269	$227,269	$242,869	$242,869	$242,869	$242,869
450,000	$199,319	$228,569	$257,819	$275,369	$275,369	$275,369	$275,369
500,000	$223,369	$255,869	$288,369	$307,869	$307,869	$307,869	$307,869
600,000	$271,469	$310,469	$349,469	$372,869	$372,869	$372,869	$372,869
700,000	$319,569	$365,069	$410,569	$437,869	$437,869	$437,869	$437,869
800,000	$367,669	$419,669	$471,669	$502,869	$502,869	$502,869	$502,869

Based on compensation through December 31, 2004, the final average earnings of the named executive officers are as follows: Mr. Hete, $415,719; Mr. Morgenfeld, $287,873; Mr. Manibusan, $240,213; Mr. Poynter, $201,424; and Mr. Jessup, $176,237. The years of service accrued by each of the named executive officers are as follows: Hete 24; Morgenfeld 19; Manibusan 11; Poynter 20; and Jessup 11.

Comparative Performance Graph

The graph below compares the cumulative total stockholder return on a $100 investment in the Company’s common stock with the cumulative total return of a $100 investment in the NASDAQ Composite Stock Index and the cumulative total return of a $100 investment in the NASDAQ Transportation Index for the period beginning on August 18, 2003, the date on which the Company’s shares first began trading publicly, and ending on December 31, 2004.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

	Month Ended[1]
	Aug. 18, 2003	Sept 30, 2003	Dec. 31, 2003	Mar 31, 2004	June 30, 2004	Sep 30, 2004	Dec 31, 2004
ABX Air	$100.00	$160.00	$277.42	$409.68	$440.65	$419.35	$573.55
NASDAQ Composite	$100.00	$97.30	$104.11	$102.78	$112.60	$113.68	$133.78
NASDAQ Transportation	$100.00	$98.76	$110.63	$110.40	$113.65	$105.48	$121.76

[1]	The total return on the Company’s common stock and each index assumes the value of each investment was $100 on August 18, 2003 and that all dividends were reinvested.

PROPOSAL 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO REMOVE LIMITATION

ON THE MAXIMUM NUMBER OF DIRECTORS THAT CAN SERVE ON THE BOARD

The Board of Directors regularly reviews the Company’s corporate governance policies and procedures, including, through the Nominating and Governance Committee, an evaluation of the Board’s size and composition. Through this review, the Board determined that it would be in the best interests of the Company to increase the size of the Board to give the Board more flexibility to add selected talents and skills through additional members from time to time and to permit greater continuity on the Board during periods of change. As a result, on February 10, 2005, the Board of Directors adopted a resolution to amend Section (A) of Article Fourteenth of the Company’s Certificate of Incorporation to remove the limit on the maximum number of directors that may serve on the Board, and recommended that the stockholders approve such amendment. Currently, the Certificate of Incorporation provides for a maximum of five directors.

The Board believes that the Company’s directors should possess the breadth and depth of experience and skills necessary for proper oversight of the Company’s affairs and adequate participation of unaffiliated directors in key committees of the Board, particularly those committees the composition of which are subject to applicable listing requirements or regulations or could in the future be subject to such requirements or regulations. While no individual has been formally recommended for election at this time, the proposed removal of restrictions on the maximum size of the Board will provide flexibility for future appointments of directors as and when suitable candidates are identified by the Nominating and Governance Committee. This will also facilitate the Company’s ability to address evolving governance standards and facilitate compliance with any new rules, regulations or standards issued or adopted by the Securities and Exchange Commission or any applicable securities exchange.

Currently, the Board of Directors consists of three classes of directors with five members in total. Class I consists of one director and Classes II and III each consist of two directors. If this amendment to the Certificate of Incorporation is approved by the stockholders, the Board of Directors may increase the authorized number of directors in the future and will apportion the newly created vacancies among the existing three classes of directors (Class I, Class II or Class III) so as to create a number of directors in each class that is as nearly equal as possible. Upon an increase in the number of directors, the existing directors will approve the election of a director to fill the vacancy. The newly-appointed directors would serve for the unexpired term of the directors in the class to which he or she was appointed.

Section (A) of Article Fourteenth is proposed to be replaced in its entirety with the following:

(A) The number of directors of the Corporation shall be not less than three. Subject to such minimum number, the exact number of directors shall be fixed from time to time by the Board of Directors.

This proposal must be approved by two-thirds of the outstanding common stock entitled to vote at the annual meeting. If stockholders do not approve this amendment, then Article Fourteenth Section (A) as it currently exists will continue in effect and the number of directors will be fixed at a maximum of five.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

REMOVE THE LIMITATION ON THE MAXIMUM NUMBER OF DIRECTORS THAT CAN

SERVE ON THE BOARD.

PROPOSAL 3

ADOPTION OF

ABX AIR, INC. 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

General

We are asking stockholders to approve the ABX Air, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”). If approved by our stockholders, the 2005 Plan will become the Company’s first plan for providing stock-based compensation to employees and non-employee directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2005 PLAN.

Approval of the 2005 Plan will enable the Company to achieve the following objectives:

•	To allow the Company to use equity compensation to attract, retain and motivate its senior management group and its non-employee directors. Under the 2005 Plan, the Company will have authority to grant stock options and stock appreciation rights and to make restricted stock and restricted stock unit grants and other stock-based awards to employees and non-employee directors of the Company and its subsidiaries.

•	To give the Company the ability to maintain a market competitive incentive program that offers a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity compensation. Currently, the Company does not have a plan that allows for the grant or award of stock option or other equity-based awards. The various types of equity awards available under the 2005 Plan will give the Company flexibility to respond to market-competitive changes in equity compensation practices.

•	To enhance the Company’s sound corporate governance practices. The 2005 Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

•	a requirement that stock options have an exercise price equal to or greater than the fair market value of the Company’s shares on the date the stock option is granted

•	a prohibition on the repricing of stock options without the approval of the shareholders

•	authorization of a fixed number of shares for issuance under the 2005 Plan, thereby requiring shareholder approval of any additional authorization of shares

Summary of the 2005 Plan

The principal features of the 2005 Plan are summarized below. The complete text is set forth in Appendix G to this Proxy Statement.

Plan Administration. The Compensation Committee administers all aspects of the 2005 Plan, except for awards made to non-employee directors. The amount and terms of all equity awards to non-employee directors will be determined by the full Board of Directors. When the term “Committee” is used in this discussion of the 2005 Plan in reference to grants to non-employee directors, it refers to the full Board of Directors.

The Compensation Committee is comprised of at least three directors, each of whom must qualify as a non-employee director, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The Committee has the authority to, among other things:

•	Construe and interpret the 2005 Plan

•	Adopt rules and regulations relating to the administration of the 2005 Plan

•	Decide which employees and non-employee directors will be granted awards

•	Identify the awards to be granted to each participant

•	Specify the terms and conditions of each award, including the procedures for exercising an award, and

•	Administer any performance-based awards, including certifying that applicable performance objectives have been met

So long as permitted by law, the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties and authority (other than the discretionary aspects of the items just described).

Eligibility for Awards. The 2005 Plan permits the Committee to grant awards to any employee or non-employee director of the Company or any of its subsidiaries, although it is anticipated that only senior management and non-employee directors will be considered for awards. There are approximately twenty members of senior management of the Company and its subsidiaries who would be eligible for an award under the 2005 Plan and a total of four non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee.

Awards. The 2005 Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights, restricted stock, restricted stock units, stock grants and stock units, each as defined in the 2005 Plan. Grants of restricted stock, restricted stock units and stock units may, as determined by the Committee, also be performance-based awards, as defined in the 2005 Plan.

Authorized Shares and Limitations on Grants. The 2005 Plan authorizes the issuance of 3,000,000 shares of the Company’s common stock (“common stock” or “shares”).

If shares subject to an award granted under the 2005 Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants.

The maximum number of shares with respect to which awards may be issued under the 2005 Plan to any individual during any calendar year cannot exceed 150,000.

The shares of common stock issued pursuant to the 2005 Plan may consist of authorized and unissued shares or treasury shares.

Adjustments. If there is a corporate transaction that affects the Company’s outstanding shares of common stock, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2005 Plan and to the individual limitations described in this discussion. The Committee will also make adjustments to outstanding awards previously granted under the 2005 Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

Options. Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary of the Company and may not be issued to non-employee directors.

The price at which a share of common stock may be purchased under an option (the exercise price) will be determined by the Committee (the full Board in the case of an option granted to a non-employee director), but may not be less than the fair market value (as defined in the 2005 Plan) of a share of common stock on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Tax Code) stock of the Company possessing more than 10 percent of the voting power of the Company (a “10% holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a share of common stock on the date the option is granted.

The Committee may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (5 years if the participant is a 10% holder).

The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of common stock having a fair market value (determined on the date of grant) of more than $100,000 per participant.

The Committee may develop procedures for exercise of options, including tendering shares the participant already has owned for at least 6 months as partial or full payment of the exercise price.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted either alone or with options. The exercise price of an SAR must be equal to or greater than the fair market value of the common stock on the date of grant (subject to later adjustment as described above under the heading “Adjustments”). A participant exercising an SAR receives an amount, payable in cash, shares or a combination of cash and shares as determined by the Committee, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised.

The 2005 Plan provides that SARs may be granted as freestanding awards or in tandem with an option. Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to shares of common stock for which the related option is exercisable, and expires when the related option expires or is exercised.

Restricted Stock. Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of shares of common stock that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock granted to employees will be held by the Company as escrow agent or be issued to the participant in the form of certificates bearing a legend describing the applicable restrictions. All restricted stock granted to non-employee directors will be held in escrow during the restricted period. Restricted stock will vest, with the associated restrictions on lapsing, if during the restriction period, time-based or performance-based conditions are met. Restricted stock granted to non-employee directors will be released from escrow and distributed as soon as practical after a director’s retirement from the Board, if all conditions have then been met.

Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, those shares will be resold to the Company for the amount originally paid), if all restrictions have not been met. If restricted stock is held in escrow, it will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2005 Plan for future awards.

Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.

Restricted Stock Units. Restricted stock units may be issued to participants as determined by the Committee. Restricted stock units consist of notional shares of the Company that are issued to participants but which are subject to restrictions on transfer and the risk of forfeiture if conditions are not met during the restriction period. Restricted stock units may not be sold or otherwise transferred or hypothecated until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive dividends or to exercise voting rights in connection with the restricted stock units.

As soon as practical after all restrictions have then been met, in the case of employees, or after retirement from the Board, in the case of non-employee directors, the restricted stock units will be settled in shares of common stock, unless the award agreement specifies another form of settlement.

If the end of the restriction period or, in the case of non-employee directors, after retirement from the Board, the Committee determines that applicable conditions have not been met, the restricted stock units will be forfeited. The conditions under which restricted stock units vest, and the associated transfer restrictions lapse, may be time-based or performance-based.

Other Stock Awards. The Committee is authorized to grant awards of common stock to any participant as an incentive, bonus or in lieu of any retainer due to a director as it determines to be in the best interest of the Company and subject to such other terms and conditions as it deems appropriate.

Stock Units. The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one share of common stock. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the share of common stock underlying a stock unit. The dividend will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

Shares of common stock equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or partially in cash and partially in shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the shares of common stock that otherwise would have been distributed had the stock unit been settled in common stock.

Stock units may constitute performance-based awards as discussed below.

Performance-Based Awards. Any restricted stock, restricted stock units or stock units granted under the Plan may include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on one or more of the following factors:

•	Cash flow;

•	Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);

•	Earnings per share;

•	Growth in earnings or earnings per share;

•	Stock price;

•	Return on equity or average stockholders’ equity;

•	Total stockholder return;

•	Return on capital;

•	Return on assets or net assets;

•	Return on investment;

•	Revenue;

•	Income or net income;

•	Operating income or net operating income;

•	Operating profit or net operating profit (whether before or after taxes);

•	Operating margin;

•	Return on operating revenue;

•	Market share;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index;

•	Meeting customer cost and service standards;

•	Strategic plan development and implementation; and

•	Improvement in workforce diversity.

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any Company subsidiary, or any combination of segments, products or divisions of the Company or its subsidiaries. These criteria may be applied solely with regard to the Company or any subsidiary or relatively between the Company or any Company subsidiary and one or more unrelated entities.

Performance-based awards may be paid in cash, shares or a combination of both, depending on the type of the award and the award terms. If the Committee decides to grant performance-based awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. It will also decide the method for computing the award that will be issued or earned if (and to the extent that) those performance objectives are met.

Once performance objectives have been established, the Committee may not revise the objectives associated with a performance-based award or increase the amount of the award that may be paid or earned if those performance objectives are met. However, if provided for in the award agreement, the Committee may reduce or eliminate an award that may be paid or earned if the performance objectives are met.

Award Agreements. By accepting an award, a participant will have agreed to be bound by the terms of the 2005 Plan and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards that are not Performance-Based

Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted under the 2005 Plan that are not performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

Death. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death:

•	All restricted stock, restricted stock units, freestanding SARs or stock units held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be settled as provided in the participant’s award agreement, and

•	All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death.

Disability. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of disability (as defined in the 2005 Plan):

•	All restricted stock, restricted stock units, freestanding SARs or stock units (whether or not then vested) held by the participant when employment or service terminates will be settled as provided in the participant’s award agreement, and

•	All options and tandem SARs (whether or not then exercisable) held by the participant when employment or service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or one year after termination of employment or board service, as the case may be.

Retirement. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of retirement:

•	All restricted stock, restricted stock units, freestanding SARs or stock units (whether or not then vested) held by the participant when employment or board service terminates will be settled as provided in the participant’s award agreement, and

•	All options and tandem SARs (whether or not then exercisable) held by the participant when employment or board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award and the expiration date for retirement specified in the participant’s award agreement. Any incentive stock option that is not exercised within three months of the participant’s retirement will be treated as a nonqualified option.

For purposes of the 2005 Plan, “retirement” is defined as follows:

•	In the case of a non-employee director, any departure from the board for any reason other than disability or death.

•	In the case of employees of the Company or any of its subsidiaries, any termination of employment that meets the definition of early or normal retirement under the Company’s tax-qualified defined benefit pension plan (or, if no such plan is then in effect, as defined in the tax-qualified defined benefit pension plan that the Company most recently maintained).

Voluntary Termination of Service. If a participant voluntarily terminates his or her employment:

•	All vested restricted stock, restricted stock units, freestanding SARs or stock units will be settled as provided in the participant’s award agreement, and

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment.

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service without Cause. If the employment of a participant is terminated involuntarily without cause (as defined in the 2005 Plan),

•	All vested restricted stock, restricted stock units, freestanding SARs stock or stock units will be settled as provided in the participant’s award agreement, and

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment.

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service for Cause. Unless the participant’s award agreement provides otherwise, all outstanding awards will be forfeited if a participant’s employment is terminated for cause, as of the date of termination of service.

Effect of Termination of Service on Performance-Based Awards

Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted pursuant to the 2005 Plan that are performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

•	Voluntary or Involuntary Termination of Service. Unless termination of employment results from death, disability or retirement, a participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant’s employment is terminated involuntarily or such participant terminates his or her employment voluntarily.

•	Termination of Service as a result of Death, Disability or Retirement. If, before the end of the applicable performance period or periods, a participant dies, becomes disabled or retires and the Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been satisfied, the disabled or retired participant or the beneficiary of a deceased participant will receive a partial award (payable when all other participants with similar performance-based awards are paid) equal to:

•	The award that would have been paid to the participant at the end of the performance period during which he or she died, became disabled or retired multiplied by

•	The number of whole years between the beginning of the performance period and the date the participant died, became disabled or retired, and divided by

•	The number of whole years included in the original performance period.

Other Events Resulting in the Forfeiture of Awards. Awards granted pursuant to the 2005 Plan will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or non-employee director);

•	Without the consent of the Committee, the participant engages in activities described in the 2005 Plan that are in competition with the Company or its subsidiaries.

•	The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or its subsidiaries after having been requested to do so.

•	The participant deliberately engages in conduct that the Committee concludes harms the Company or any Company subsidiary.

Buy Out of Awards. At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, restricted stock, restricted stock units and stock units by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to the participant the difference between the fair market value of each award to be cancelled and the exercise price of the award, if any. No payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock and restricted stock units, is subject to a restriction and not vested). Payment of the buy out price may be made in cash, shares or a combination of cash and shares as determined by the Committee in its sole discretion.

Merger, Consolidation or Similar Events. If the Company undergoes a Business Combination then upon the completion of the Business Combination:

•	all outstanding options and SARs will become fully exercisable (whether or not otherwise exercisable by their terms and whether or not any associated performance objectives have then been met).

•	All remaining restrictions on outstanding restricted stock and restricted stock units will lapse as of the date of the transaction.

•	All restrictions and conditions imposed on stock units or performance-based awards will lapse and all performance objectives imposed on performance-based awards will be deemed to have been met.

The amount paid to settle such stock units or performance-based awards will be determined as follows:

•	The value of the stock units, or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

•	The number of whole months between the beginning of the period over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

•	The period (expressed in months) over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 Plan, a “Business Combination” includes:

•	With respect to any participant, any event that is defined as a “change in control” (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement.

•	A merger or consolidation of the Company or the exchange of Company stock for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control (as defined in the Tax Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction or series of related transactions the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of shares (other than dissenting stockholders).

Amendment, Modification and Termination of Plan. The 2005 Plan became effective on March 18, 2005, the date it was approved by the Company’s Board of Directors. The 2005 Plan’s effectiveness is subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy at the 2005 annual meeting of shareholders. If approved by the Company’s shareholders, the 2005 Plan will remain in effect until March 18, 2015.

The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, or any successor rule or regulation, applicable requirements of the Tax Code or any securities exchange, market or other quotation system on which the Company’s securities are listed or traded. No amendment of the 2005 Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) cause the 2005 Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

Before December 31, 2005, the Company and the Committee intend to amend the 2005 Plan (and, if necessary) award agreements to incorporate rules needed to avoid excise taxes arising under Section 409A of the Tax Code. See U.S. Tax Consequences—Section 409A of the Tax Code. The Company and the Committee believe that these amendments may be made without shareholder approval. Nothing contained in the 2005 Plan or any award agreement will restrict the ability of the Company or the Committee to make these amendments.

U.S. Tax Consequences

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is disabled or dies while employed). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. A participant who has been granted an SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to section 83(b) of the Tax Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Performance-based Stock Units and Restricted Stock Units. A participant who has been granted a performance-based stock unit or a restricted stock unit will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and the Company will then be entitled to a corresponding tax deduction.

Section 162(m) of the Tax Code. As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the 2005 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Sections 280G and 4999 of the Tax Code. Sections 280G and 4999 of the Tax Code impose penalties on persons who pay and persons who receive excess parachute payments. An parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount”.

Some participants in the 2005 Plan may receive parachute payments in connection with a Business Combination. If this happens, the value of each participant’s parachute payment from the 2005 Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with the Company or any Company subsidiary, such as an employment agreement or a change in control agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any Company subsidiary would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Tax Code is reduced by the amount of the excess parachute payment.

The 2005 Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2005 Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Plan also states that another approach will be taken if a 2005 Plan participant has another agreement with the Company or a Company subsidiary (such as an employment or a change in control agreement) that provides for a different approach.

Miscellaneous. When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to section 83(b), described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

Section 409A of the Tax Code. Some grants under the 2005 Plan may be subject to deferred compensation rules imposed under Section 409A (“Section 409A”) of the Tax Code. The IRS has not yet fully described the effect of Section 409A but it has issued some initial guidance that suggests that Section 409A will apply to SARs and, depending on their terms, to other forms of grants. The proceeds of any grant that is subject to Section 409A (such as a cash payment made to settle an SAR that is subject to Section 409A) will be subject to a 20 percent excise tax if those proceeds are distributed before the participant terminates employment with the Company and all Company subsidiaries or before the occurrence of other events specified in Section 409A (such as disability, death or a change in control as defined in Section 409A). Although penalties imposed under Section 409A are imposed on the participant (and not on the Company or any Company subsidiary), these penalties could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the 2005 Plan’s purposes.

Because the IRS has not yet issued substantive guidelines, the Company has not been able to reflect the effect of Section 409A in the 2005 Plan. However, the Company intends that the 2005 Plan will be administered to avoid (or minimize) the effect of Section 409A and also intends that the 2005 Plan will be amended before December 31, 2005 (after substantive rules have been issued). This will allow the Company to implement the 2005 Plan’s objectives immediately and in a manner that will minimize the effect of Section 409A.

The following is a summary of how Section 409A may apply to various types of awards granted under the 2005 Plan:

Options. The Company believes that Section 409A will not apply to incentive stock options or to non-qualified stock options that have an exercise price at least equal to the fair market value of a share on the date the option is granted. However, if an SAR is granted in tandem with an option, both the option and the tandem SAR may be subject to Section 409A. This would mean that the proceeds from the exercise of the tandem SAR or the value of the shares acquired by exercising the related option would be subject to an additional 20 percent excise tax if those proceeds are distributed before the employee terminates employment. Unless additional guidance from the IRS changes this assessment, the Committee will not issue any tandem SARs. Also, the Committee will continue its historical practice of granting options with an exercise price at least equal to the fair market value of the shares subject to the option.

SARs. Based on initial guidance issued by the IRS, the Company believes that SARs will be affected by Code Section 409A. However, the IRS also has provided some permanent and temporary exemptions to this rule. Under these rules, SARs will not be subject to Code Section 409A if they must be exercised on a date specified when the grant is made or if they may be settled only in Company shares or they are issued in a pattern that has prevailed for a meaningful period before December 31, 2004. However, there is no exemption for tandem SARs. Unless additional guidance from the IRS changes this assessment, the Committee will not issue any tandem SARs and will not issue any stand alone SARs that do not qualify for an exemption from Section 409A.

Restricted Stock and Restricted Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to any of these stock awards.

Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to stock units issued under the 2005 Plan.

Performance-based Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to performance-based awards issued under the 2005 Plan.

Required Vote of Shareholders

The affirmative vote of a majority of the votes cast on such proposal at the 2005 Annual Meeting is required to approve the 2005 Plan.

Awards Proposed to be Granted Under the 2005 Plan

No benefits or amounts have been granted, awarded or received under the 2005 Plan. Because awards to officers, employees and non-employee directors are discretionary, no awards are determinable for these individuals at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2005 PLAN.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2004, and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2005. The Board is asking the stockholders to ratify the Audit Committee’s selection.

A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees of the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2004 and 2003 are as follows:

	Year-Ended December 31
	2004	2003
Audit Fees	$671,500	$258,000
Audit-Related Fees	—	14,000
Tax Fees	13,000	2,000
All Other Fees	—	—
Total	$684,500	$274,000

Audit Fees

These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, the effectiveness of the Company’s internal controls as of December 31, 2004, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

These are the aggregate fees billed for audit-related services for the fiscal years ended December 31, 2004 and December 31, 2003. The December 31, 2003, fees are for actuarial services in relation to the allocation of assets due to the split of certain benefit plans. All of the audit-related fees were pre-approved by the Audit Committee.

Tax Fees

These are the aggregate fees billed for tax services for the fiscal years ended December 31, 2004 and December 31, 2003, and relate to research and tax related consultation. All of the tax fees were pre-approved by the Audit Committee.

Pre-Approval Policy

All audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

PROPOSAL 5

SHAREHOLDER PROPOSAL

This proposal has been submitted by Gary Watts, 7388 Upper Applegate Road, Jacksonville, Oregon. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of the Company accepts no responsibility, are set forth below.

Elect Each Director Annually

RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt and implement annual election of each director. This would include that our director elections completely convert from the current staggered system to 100% annual election of each director in one election cycle if practicable.

The Safeway Inc. 2004 definitive proxy is one example of converting from a complete staggered system to a complete annual election of each director system in one election cycle.

Gary Watts, 7388 Upper Applegate Rd., Jacksonville, Oregon 97530 submitted this proposal.

We as Airborne shareholders voted in support of this topic:

Year	Rate of Support
2002	84% (based on yes and no votes)

70% Yes-Vote

Thirty-five (35) shareholder proposals on this topic achieved an impressive 70% average yes vote in 2004. The Council of Institutional Investors www.cii.org whose members invested $3 trillion, recommends adoption of this proposal topic.

Progress Begins with a First Step

The reason to take the above RESOLVED step is reinforced by viewing our overall corporate governance vulnerability. For instance in 2004 it was reported:

•	Shareholders were only allowed to vote on individual directors once in 3-years—accountability concern.

•	An awesome 67% shareholder vote was required to make certain key changes such as amending our bylaws—entrenchment concern.

•	We have no formal governance policy.

•	Our bylaws allow us to have as few as 3 directors—5 directors are the maximum allowed.

•	With a maximum of 5 directors we have one director beyond age 76 and he did not act promptly to buy any of our stock.

•	Our outside directors did not meet separately from management—thus missing an especially important indicator of overall board independence.

•	We had no lead director or independent board chairman—oversight concern.

•	Hopefully for the full year of 2004 our full board and committees will be able to report conducting more meetings than in 2003. For example in 2003 our full board met 3-times, our Audit Committee 2-times and our Compensation Committee one-time.

•	Our directors James Bushman and James Carey each reported a business relationship with Midland Company. Some analyst might refer to this as an interlocking relationship—independence concern.

•	The chairman of our Audit Committee was a “Visiting Instructor”.

The plight of our corporate governance reinforces the reason to adopt the initial RESOLVED statement. Our company now has corporate governance vulnerability to shareholders who can submit shareholder proposals on key governance topics which could obtain substantial support. (The second part of some of the bullet points highlight conclusions drawn.)

Best for the Investor

Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said:

In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.

“Take on the Street” by Arthur Levitt

Elect Each Director Annually

Yes on 5

BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

STOCKHOLDERS VOTE AGAINST PROPOSAL 5

The Board of Directors is committed to utilizing best corporate governance practices and has adopted Corporate Governance Guidelines that emphasize this commitment. In adopting the Guidelines, the Board of Directors considered the most effective structure for the Board and determined that the current classified Board structure is in the best interest of the Company and our stockholders. As a result, we oppose the above proposal and recommend that you vote against it for the reasons outlined below.

Stability and Continuity. The staggered terms are designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Company’s Board who are familiar with the Company, its business, and its strategic goals. This continuity and experience affords a valuable resource as an experienced and knowledgeable Board is better equipped to make fundamental decisions that are best for stockholder value in the long-term.

Accountability to Stockholders. Every director is required to uphold his or her fiduciary duties to our stockholders and the Company, regardless of how often he or she stands for election. Our Directors are not less accountable to you or this Company because they are not re-elected every year.

Protection Against Takeovers. A classified Board is designed to safeguard against a third party’s efforts to quickly attain control of the business and assets of a company without paying fair value for it by electing all new directors in any given year. As a result, the ability of the Board to negotiate the best results for our stockholders in such circumstances is enhanced because some director continuity may be retained. A classified Board does not prevent a takeover, but it provides a company with time to evaluate the adequacy and fairness of any takeover proposal, negotiate with the third party, and weigh alternatives to provide maximum value for all stockholders.

In addition to recommending that our stockholders vote AGAINST the proposal, we must respond to the claims and criticisms made by the Proponent regarding your Company’s corporate governance practices and policies:

Claim/Criticism:	The Company has no formal corporate governance policy.

Our Response:	In fact, your Board has a standing Nominating and Governance Committee consisting solely of outside directors. The Board has written charters for its standing committees, a Code of Ethics for its senior financial officers, a Code of Conduct for Conducting Business, and an Insider Trading Policy. In addition, on February 10, 2005, the Board adopted a set of Corporate Governance Guidelines.

Claim/Criticism:	The Company’s bylaws allow us to have as few as three directors—five directors are the maximum allowed.

Our Response:	The limitations on the number of directors is contained in our certificate of incorporation and not our bylaws. However, the Board agrees with the Proponent that the certificate of incorporation should be amended to allow for a larger Board, and is submitting to the stockholders at this Annual Meeting a proposal to allow for an expanded Board.

Claim/Criticism:	We have no lead director or independent board chairman.

Our Response:	In fact, Mr. James Carey serves as the independent board chairman and has served in that capacity since May 6, 2004. The Company has had an independent board chairman since becoming publicly traded in August 2003. Further, it is the Board’s current policy, as reflected in our Corporate Governance Guidelines, that the Chairman should be a non-management, independent director.

Claim/Criticism:	Our outside directors do not meet separately from management.

Our Response:	In fact, your outside directors meet regularly in executive session without members of management present, as required by our Corporate Governance Guidelines.

Claim/Criticism:	Directors James Bushman and James Carey each reported a business relationship with The Midland Company. Some analysts might refer to this as an interlocking relationship—an independence concern.

Our Response:	Directors Bushman and Carey do serve as independent, outside directors of another public company, The Midland Company. The Midland Company has no affiliation or business relationship whatsoever to the Company. Two individuals serving as independent directors of two companies that have no affiliation or business relationship is not an “interlocking relationship” as defined by the rules of the Securities and Exchange Commission and does not, in the Board’s view, present any “independence” issues.

Claim/Criticism:	The Chairman of the Audit Committee is a “Visiting Instructor.”

Our Response:	Mr. Vorholt serves his community as a full time Visiting Instructor of Accountancy at Miami University and a part time Adjunct Professor of Accountancy at Xavier University. He is an attorney and CPA. His thirty years of financial management experience include being Chief Financial Officer at three major corporations and Director of two other major corporations. The Board believes that Mr. Vorholt is well qualified to serve as Chair of the Audit Committee.

Claim/Criticism:	With a maximum of five directors, we have one director beyond age 76.

Our Response:	The Proponent apparently believes that individuals are no longer qualified to serve as directors once they reach some pre-determined age. The Nominating and Governance Committee does not subscribe to this view.

Claim/Criticism:	The Board should conduct more meetings. The Proponent points out that during 2003 the Board met three times, the Audit Committee met two times and the Compensation Committee met once.

Our Response:	The 2003 information provided by the Proponent fails to mention that it covers only the last four and one-half months of 2003, after the Company became a public company. During 2004, our first full year as a publicly traded company, the Board met ten times, the Audit Committee met thirteen times, the Compensation Committee met five times and the Nominating & Governance Committee met four times.

The Board believes that the Company has excellent corporate governance policies in place, and that the proponent’s criticisms are, in almost every case, inaccurate and reflect a lack of knowledge of the facts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

STOCKHOLDERS VOTE AGAINST PROPOSAL 5.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that, in 2004, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2006 annual meeting, it must be received by the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177 no later than December 1, 2005.

Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2006 annual stockholders’ meeting must be received by the Secretary of the Company, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 5, 2005); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT ON FORM 10-K

If any person who was a beneficial owner of common stock of the Company on the record date for the 2005 Annual Stockholders’ Meeting desires additional copies of the Company’s Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

We also make available free of charge the Company’s Report on Form 10-K on or through our Internet website at http://www.abxair.com.

OTHER MATTERS

Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of stockholders regarding reports of officers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

/s/ W. Joseph Payne _______________________________

W. JOSEPH PAYNE Secretary
March 31, 2005 Wilmington, Ohio

APPENDIX A

CHARTER OF THE

AUDIT COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

I.	Audit Committee Purpose

1.1	Purpose. The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of ABX Air, Inc. (the “Company”) in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters the Committee will oversee are (a) implementation of processes and policies to ensure (1) the quality and integrity of the Company’s financial statements and (2) the Company’s compliance with legal and regulatory requirements, (b) review and confirmation of the independent auditors’ qualifications and independence, and (c) the performance of Company’s internal audit function and independent auditors.

1.2	Limitation on Duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Audit Committee Composition and Meetings

2.1	Membership. The Committee will consist of three or more directors of the Company’s Board. All members of the Committee must be directors who meet the knowledge and independence requirements of applicable law and the rules of the NASDAQ Stock Exchange that are in effect from time to time.

2.2	Appointment. The members of the Committee will be appointed by and serve at the discretion of the Board, following the recommendations of the Company’s Nominating and Governance Committee. The Chairperson of the Committee will be appointed by the Board.

2.3	Financial Expert. The Board shall ensure that at least one of the members of the Committee qualifies as an “audit committee financial expert” as such term is defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) whether or not it has at least one member who is an audit committee financial expert and the identity or identities of such expert or experts.

2.4	Executive Sessions. The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company’s internal audit function) and management in separate executive sessions regularly (with such frequency as the Committee determines is appropriate) to discuss any matters that the Committee or these groups believe should be discussed privately.

2.5

Other Meetings. The Committee shall meet at least quarterly. Other meetings of the Committee will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. Special meetings of the Committee may be called by the Chairperson or promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Amended and Restated Bylaws and its Corporate Governance Guidelines applicable to meetings of Board committees will govern meetings of the Committee.

2.6	Minutes. Minutes of each meeting will be kept.

2.7	Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

III.	Audit Committee Responsibilities and Duties

The Board delegates to the Committee the express responsibility and authority to do the following:

Independent Auditors

(a)	Selection. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee.

(b)	Fees. Pre-approve all audit engagement fees and terms and review all payments made to all audit firms, regardless of nature.

(c)	Rotation of Independent Auditor. Consider whether there should be regular rotation of different public accounting firms serving as the independent auditors of the Company.

(d)	Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(e)	Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(f)	Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years.

(g)	Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services other than with respect to de minimis exceptions permitted by law or regulation to be performed by the independent auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-audit services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

(h)	Statement from Independent Auditors. At least annually, obtain and review a report from the independent auditors describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Company (to assess the independent auditors’ independence).

(i)	Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any significant disagreements with management.

(j)	Material Communications. Discuss with the independent auditors any material communications between the audit team and the independent auditors’ national office regarding auditing or accounting issues presented during the independent auditors’ engagement.

(k)	Accounting Adjustments. Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were not made by management.

Financial Reporting

(a)	Annual Financials. Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)	Quarterly Financials. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Results of Operations”), the results of the independent auditors’ non-audit review of the quarterly financial statements, and other matters that the Committee deems material, prior to the public release of such information. This review and discussion may be delegated by the Committee to one or more of its members, but all results should be presented to the full Committee at the next meeting.

(c)	Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d)	Judgments. Review a description of any transaction as to which management obtained a SAS 50 letter.

(e)	Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies. This function may be delegated by the Committee to one or more of its members.

Internal Audit and Risk Management

(a)	Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management’s responses.

(b)	Risk Assessment and Risk Management. Discuss policies with respect to risk assessment and risk management periodically with management, internal auditors, and the independent auditors, and the Company’s plans or processes to monitor, control and minimize such risks and exposures.

Financial Reporting Processes; CEO and CFO Certifications

(a)	Internal and External Controls. In consultation with the independent auditors, internal auditors and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)	Internal Controls Discussion. Review major issues regarding the Company’s accounting principles and financial statement presentations including any significant change in the Company’s selection or application of accounting principles, and review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(c)	Reporting Systems. Ensure regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent auditors and (iii) the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(d)	Reports from Independent Auditors. Obtain and review timely reports from the independent auditors regarding:

(i)	all critical accounting policies and practices used or to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(e)	CEO and CFO Certifications. Discuss with the Chief Executive Officer and the Chief Financial Officer (i) the processes involved in and any material changes or disclosures required as a result of the 10-K and 10-Q certification process and (ii) any deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

Legal and Regulatory Compliance

(a)	SEC Report. Prepare the Committee’s annual report included in the Company’s proxy statement as required by the proxy rules under the 1934 Act.

(b)	Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements. Consider whether the reported matters were properly taken into consideration in the preparation of the financial statements.

(c)	Code of Ethics; Waivers. Approve and monitor the Company’s compliance with the Code of Ethics required by applicable law or exchange listing standards and covering the conduct and ethical behavior of senior financial officers, and approve in advance any amendments to the Code of Ethics or waivers of the Code of Ethics for actions taken by the Company’s senior financial officers.

(d)	Code of Conduct; Waivers. Approve and monitor the Company’s compliance with the Code of Conduct required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors and employees, and approve in advance any amendments to the Code of Conduct or waivers of the Code of Conduct for actions taken by the Company’s executive officers or directors.

(e)	Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(f)	Conflicts of Interest. Review and approve all related party transactions, as such term is defined pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.

IV.	Advisors and Counsel; Reliance; Investigations; Cooperation

4.1	Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from the Company.

4.2	Determine Administrative Expenses. Determine the level and cost of separate administrative support necessary or appropriate in carrying out the Committee’s duties, with such costs to be borne by the Company.

4.3	Reliance Permitted. The Committee may act in reliance on management, the Committee’s independent auditors, internal auditors, and other advisors and experts, as the Committee deems necessary or appropriate.

4.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

4.5	Required Participation of Employees. The Committee shall have access to the Company’s employees, the independent auditors, the internal auditors, internal and outside counsel, and may require, in accordance with any protocol established by the Board, any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

V.	Miscellaneous

5.1	Rules and Procedures. Except as expressly set forth in this Charter or the Company’s Bylaws, or as otherwise provided by law, the Committee shall establish its own rules and procedures.

5.2	Review and Publication of Charter. Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

Last Reviewed: February 10, 2005

Last Modified: February 10, 2005

APPENDIX B

CHARTER OF THE

COMPENSATION COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

1.	Statement of Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of ABX Air, Inc. (the “Company”) relating to compensation of the Company’s directors and specified employees, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

2.	Composition and Qualification. The Committee will be comprised of three or more directors. All members of the Committee will be directors who qualify as nonemployee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”), and outside directors under Internal Revenue Code Section 162(m) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board based on the recommendations of the Nominating and Governance Committee. The Board will also elect one of the members to be the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines:

(a)	Compensation Policies. Review, evaluate and make recommendations to the full Board with respect to the Company’s overall compensation policies, and establish performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

(b)	Chief Executive Officer (“CEO”) Compensation and Goals. Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation level (including, but not limited to, salary, long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate) based on this evaluation.

(c)	Executive Officers. Consider and approve the selection, retention and compensation arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such compensation arrangements may include long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate.

(d)	Other Senior Officers and Employees. Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e)	Incentive Compensation Plans. Review and recommend to the Board for adoption, incentive compensation plans and programs and amendments thereto. Oversee the administration of such plans and programs and make all such decisions and determinations with respect to stock options, stock appreciation rights, and performance based awards as may be required to qualify such options, rights and awards as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

B-1

(f)	Overall Review of other Plans. Except as otherwise determined by the Board, review the other compensation plans of the Company in light of Company and plan objectives, needs, and current benefit levels.

(g)	Board. Set and review the compensation for the Board and committee members.

(h)	Succession Planning. In consultation with the CEO, monitor and make recommendations to the Board with respect to succession planning for the CEO and other members of executive management.

(i)	Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(j)	Review and Publication of Charter. Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(k)	Other Actions. Perform any other activities consistent with this Charter, the Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

(l)	Recommendations. Periodically report to the Board on significant results of the foregoing activities and make recommendations to the Board and other Board committees with respect to compensation policy of the Company.

4.	Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Bylaws and Corporate Governance Guidelines applicable to meetings of Board committees will govern meetings of the Committee. Minutes of each meeting will be kept with the regular corporate records.

5.	Reliance; Experts; Cooperation.

5.1	Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

5.2	Reliance Permitted. In carrying out its duties, the Committee may act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

5.3	Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.

5.4	Required Participation of Employees. The Committee shall have access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require, in accordance with any protocol that may be established by the Board, any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

Last Reviewed: February 10, 2005

Last Modified: February 10, 2005

B-2

APPENDIX C

CHARTER OF THE

NOMINATING AND GOVERNANCE COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

1.	Purpose. The principal purposes of the Nominating and Governance Committee (the “Committee”) of ABX Air, Inc. (the “Company”), are to (a) identify individuals qualified to become members of the Board of Directors (the “Board”), consistent with criteria approved by the Board, and to recommend that the Board select the director nominees for each annual meeting of stockholders; (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (c) take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

2.	Membership. The Committee will be comprised of three or more directors. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements of the NASDAQ and applicable law. In addition, each member of the Committee will be an “Independent Director”, as that term is defined in Article Twelfth of the Amended and Restated Certificate of Incorporation of the Company (“Certificate of Incorporation”). The members of the Committee will be appointed by and serve at the discretion of the Board based on the recommendations of the Nominating and Governance Committee. Committee members may be removed at any time by the Board. Committee members will be elected annually for a term of one year. Vacancies will be filled by the Board. The Board will appoint the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board hereby delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law, the Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Bylaws”):

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors in accordance with applicable NASDAQ requirements, the Company’s Corporate Governance Guidelines, applicable law, and Article Twelfth of the Certificate of Incorporation;

(b)	Candidates and Nominees. Actively seek and evaluate qualified individuals to become new directors as needed. Review and develop the Board’s criteria for selecting new directors. Establish procedures to solicit, review, and recommend to the Board, potential director nominees proposed by stockholders. Recommend to the Board the director nominees for election at the annual meeting of stockholders or to fill vacancies on the Board. The criteria that will be used in connection with evaluating and selecting new directors will include, in addition to the criteria set forth in the Company’s Corporate Governance Guidelines, whether the director candidate would meet the definition of independence required by the NASDAQ, applicable law, and Article Twelfth of the Certificate of Incorporation, as well as skills, occupation, and experience in the context of the needs of the Board;

(c)	Current Directors. Review the suitability of each Board member for continued service when his or her term expires or when a director submits to the Company a notice of change in his or her principal business or other activity.

(d)	Committees. Evaluate the nature, structure and operation (including the authority to delegate to subcommittees) of other Board committees. Make recommendations to the Board as to the qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board;

(e)	Governance Guidelines. Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company. Monitor and reassess from time to time these corporate governance guidelines;

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(f)	Communication. Oversee and review the Company’s process for providing information to the Board, assessing the channels through which information is received, and the quality and timeliness of the information received;

(g)	Oversight of Board and Committee Evaluations. Take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation of the Board and each Board committee;

(h)	Performance Review. Periodically review the Committee’s own performance;

(i)	Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee;

(j)	Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to nominating and corporate governance policies of the Company;

(k)	Orientation and Education. Develop with management and monitor the process of orienting new directors and continuing education for existing directors; and

(l)	Other Actions. Perform any other activities consistent with this Charter, the Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4.	Meetings. The Committee will meet with such frequency and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member of the Committee prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.	Minutes. The Committee will keep minutes of each meeting.

6.	Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the Committee or the Board.

7.	Reliance; Experts; Cooperation.

7.1	Retention of Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

7.2	Search Firm. The Board delegates to the Committee the sole authority, in its discretion (a) to decide whether to retain a search firm to assist the Committee in identifying, screening and attracting director candidates, (b) to terminate any such firm, and (c) to approve the search firm’s fees and other retention terms.

7.3	Reliance Permitted. In carrying out its duties, the Committee may act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

7.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

7.5	Required Participation of Employees. The Committee will have access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company, in accordance with any protocols established by the Board, the Company’s outside counsel or independent public accountants to attend any meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

Last Reviewed: February 10, 2005

Last Modified: February 10, 2005

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APPENDIX D

CORPORATE GOVERNANCE GUIDELINES

of

ABX AIR, INC.

The Board of Directors has adopted the following Guidelines to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. These Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. These Guidelines are reviewed and revised from time to time to ensure the effective functioning of the Board and sound corporate governance.

Board Composition and Selection; Independent Directors.

1.	Board Size. The Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) provide that the Board shall consist of not less than three nor more than five directors, as determined by the Board in its discretion from time to time. The Nominating and Governance Committee periodically evaluates the size of the Board to ensure that it is functioning effectively.

2.	Selection of Board Members. The Certificate of Incorporation provides that the Board shall be divided as evenly as possible into three classes, with each class having a term of three years. The Company’s stockholders elect one class of directors each year. The Board may take action at any time to fill vacancies in accordance with the Bylaws.

3.	Policies Relating to Director Nominees. The Board, upon the recommendation of the Nominating and Governance Committee, has adopted the following policies relating to director nominees:

A. General Qualifications for Board Membership.

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should hold or have held a generally recognized position of leadership.

•	Nominees should have demonstrated business acumen, business or governmental experience and an ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees and annual meetings of the stockholders’ of the Company.

•	Nominees should have a commitment to serve the best interests of the stockholders.

•	Nominees should have the ability to understand the sometimes varying interests of the various constituencies of the Company, which include stockholders, employees, customers, regulators, creditors and the general public, and to act in the interests of the stockholders.

•	Nominees should have a demonstrated ability to work constructively with groups with diverse perspectives and have a demonstrated ability to tolerate opposing viewpoints.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex or any other basis proscribed by law.

•	Nominees should be stockholders or have a commitment to acquiring a financial stake in the Company.

B. Process and Procedures for Selection of Directors.

•	The Nominating and Governance Committee is responsible for identifying, recruiting and recommending to the Board candidates for election or appointment as directors. Stockholders also have the opportunity to nominate directors in accordance with applicable law and the Bylaws. The Board delegates the process of screening all director candidates to the Nominating and Governance Committee, which may solicit advice from the other members of the Board. In identifying suitable candidates for election or appointment to the Board, the Nominating and Governance Committee will consider the skills and characteristics needed by the Board of Directors in the context of the current status of the Board including, without limitation, whether at least one Board member satisfies the requirements of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Based on the recommendations of the Nominating and Governance Committee, the Board of Directors will nominate an appropriate slate of directors for election or, if filling a vacancy on the Board, will appoint a director to fill the vacancy.

•	In determining whether a director should stand for re-election, consideration should be given to the director’s attendance at meetings and meaningful participation in Board deliberations.

•	Stockholders may make recommendations to the Nominating and Governance Committee of potential nominees to the Board by submitting the materials set forth below to the Chairman of the Nominating and Governance Committee, ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. The stockholder must provide: (1) all written materials that would be necessary for a stockholder to make a nomination pursuant to Section 2.4 of the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to Section 2.4 of the Bylaws; (2) information confirming that the recommended individual meets the general qualifications for Board membership set forth in Paragraph 3.A. above and (3) such other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee. Any such proposed nominee must agree, upon request, to meet with one or more members of the Nominating and Governance Committee and/or the Board of Directors to inquire into the nominee’s qualifications and background and to otherwise be interviewed for purposes of the nomination.

4.	Board Independence. A majority of the directors of the Company shall be “independent directors” as that term is defined in the Corporate Governance Rules of the NASDAQ Stock Market, Inc. and as defined in Article Twelfth of the Certificate of Incorporation. At least two-thirds of the directors shall be U.S. Citizens as required by said Article Twelfth. In addition, members of the Audit Committee must meet the criteria for independence contained in Section 10(A)(m)(3) of the Securities Exchange Act of 1934. The current policy of the Board is that the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company.

5.	Chairman of the Board and Chief Executive Officer. The Board of Directors selects the Chairman of the Board and the Chief Executive Officer. The Chairman of the Board is responsible for the management of the Board’s affairs, including ensuring the Board is organized properly, functioning effectively and fulfilling its responsibilities, and will preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer is responsible to the Board of Directors for the day-to-day management of the Company’s business and affairs It is the Board’s current policy that the Chairman of the Board should be a non-management, independent director.

6.	Significant Changes. Directors who are also officers of the Company must submit to the Secretary of the Company a letter of resignation as a director upon any termination of their employment as an officer of the Company, and directors who are not officers of the Company must notify the Secretary of the Company upon any change in their principal business or other activity in which the Board member was engaged at the time of his or her election. In each case, the Nominating and Governance Committee will review whether the termination of employment, new principal business or other activity is consistent with the general qualifications for Board membership, and will recommend a course of action to the Board.

7.	Other Directorships. Service as a member of the Company’s Board of Directors is a significant commitment in time and responsibility. Accordingly, each Board member is encouraged to be mindful of his or her other existing and planned commitments, so that such other directorships and commitments do not materially interfere with his or her service as an effective and active member of the Company’s Board. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the “Code of Conduct for Conducting Business of ABX Air, Inc.”

Board Meetings.

8.	Scheduling Board Meetings. The Board will hold regularly scheduled meetings at appropriate intervals and hold additional special meetings as necessary. In addition, the Chief Executive Officer, Chief Financial Officer and Secretary of the Company are encouraged to communicate informally with the Chairman and other members of the Board of Directors from time to time.

9.	Agenda for Board Meetings. The Chairman of the Board, taking into account suggestions from other members of the Board and the Chief Executive Officer, will set the agenda for each Board meeting. The Secretary of the Company will distribute an agenda to the directors in advance of each meeting.

10.	Advance Distribution of Materials. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting should be distributed in writing or electronically to all members in advance, whenever feasible and appropriate. In preparing this information, management should ensure that the materials distributed are as concise as possible, yet give directors sufficient information to make informed decisions.

11.	Meeting Attendance and Preparation. Board members are expected to attend all Board meetings, and the meetings of committees on which they serve, to spend the time needed to review materials in advance of such meetings, to participate in such meetings, and to meet as frequently as necessary to properly discharge their responsibilities. Board members are also expected to attend the annual meetings of the Company’s stockholders.

12.	Access to Employees. The Board shall have access to Company employees in order to ensure that directors can ask all questions and glean all information necessary to fulfill their duties. The Board may specify a protocol for making such inquiries. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

13.	Access to Independent Advisors. The Board and its committees have the right at any time to retain independent outside auditors and financial, legal or other advisors, and the Company will provide appropriate funding, as determined by the Board or any committee, to compensate those independent outside auditors or advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

14.	Executive Sessions of Independent Directors. The independent directors of the Company will meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, provided he is an independent director, or such other independent director selected by the independent directors attending the executive session. The executive sessions will include whatever topics the independent directors deem appropriate.

15.

Communications with Board Members. Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group, may do so by writing to the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to the non-management members of the Board shall be logged in by the Secretary of the Company and regularly forwarded to the Chairman of the Audit Committee. The Chairman of the Audit Committee shall deliver a summary of such correspondence to the full Board at the next regularly scheduled meeting of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters shall be immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Committees.

16.	Number and Type of Committees. The Board has three standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board may add new committees or remove existing committees as it deems advisable in the fulfillment of its primary responsibilities. Each committee will perform its duties as assigned by the Board in compliance with the Company’s Bylaws and the committee’s charter.

17.	Composition of Committees; Committee Chairpersons. The Audit, Compensation, and Nominating and Governance Committee consist solely of independent directors. At least one member of the Audit Committee shall qualify as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. The members of each committee are appointed by and serve at the discretion of the Board, following the recommendations of the Company’s Nominating and Governance Committee. The Board is also responsible for electing a member of each committee to serve as its chairperson.

18.	Committee Meetings and Agenda. The chairperson of the committee, taking into account suggestions from other members of the committee and, if appropriate, the Chief Executive Officer, will set the agenda for each committee meeting. The Secretary of the Company or the chairperson of the committee will distribute an agenda to the committee members in advance of the meeting.

Compensation of Board and Executive Officers.

19.	Compensation of the Board. The Compensation Committee will recommend to the Board of Directors for its approval the form and amount of compensation paid to non-management directors. Directors who are also employees of the Company will receive no additional compensation for serving on the Board. The Compensation Committee will periodically conduct a review of Board compensation which will include a comparison of the Company’s Board compensation practices with those of other public companies of comparable size. The results of such review will be reported to the Board.

20.	Compensation of the CEO and other Executive Officers. The Compensation Committee will determine the compensation level of the Chief Executive Officer. The Compensation Committee will also determine, in consultation with the Chief Executive Officer, the compensation levels of the other executive officers. The Compensation Committee will invite all other independent directors to participate in such discussions.

Performance Evaluation; Succession Planning.

21.	Annual Evaluation of Chief Executive Officer. The Compensation Committee will conduct a review at least annually of the performance of the Chief Executive Officer and communicate the results of the review to the Chief Executive Officer and the Board. The Compensation Committee will invite all other independent directors to participate in such review.

22.	Succession Planning. The Compensation Committee, in consultation with the Chief Executive Officer, will monitor and make recommendations to the Board of Directors on a periodic basis with respect to succession planning for the Chief Executive Officer and other members of executive management. The Chief Executive Officer will at all times make available his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

23.	Board Self-Evaluation. The Nominating and Governance Committee will implement and oversee, an annual performance evaluation of each committee of the Board and the Board of Directors as a whole. The Nominating and Governance Committee will report the results of these evaluations to the Board of Directors and identify opportunities to improve the effectiveness of the Board and its committees.

Other Practices.

24.	Director Orientation and Continuing Education. The Nominating and Governance Committee and management are responsible for developing new-director orientation programs and for encouraging directors to participate in continuing education programs to assist them in maintaining the skills necessary or appropriate for the performance of their responsibilities.

•	Orientation programs will be designed to familiarize new directors with the Company’s businesses, strategies and policies and to assist new directors in developing the skills and knowledge required for their service.

•	Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties at the Company, and financial and administrative support for attendance at a qualifying university or other independent programs.

25.	Director Stock Ownership. The Board believes that, in order to align the interests of directors and stockholders, directors should own stock in the Company. The Board from time to time may establish minimum stock ownership requirements for the directors.

26.	Prohibition on Personal Loans. The Company will not extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Board member or member of the Company’s executive management.

27.	Confidential Voting. It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) when a stockholder expressly requests such disclosure, and (c) in a contested proxy solicitation.

28.	Interaction with Institutional Investors, Press, Customers and Persons Outside the Company. The Board of Directors believes that it is management’s responsibility to speak for the Company. If comments from the Board are appropriate, they should, in most circumstances, come from the Chairman of the Board. In those instances in which it is necessary for an individual Board member to speak with outside constituencies, it is expected that he or she will do so only with the knowledge of both the Chairman of the Board and Chief Executive Officer and, absent unusual circumstances, only at the request of the Chairman of the Board.

29.	Review of Corporate Governance. The Nominating and Governance Committee will periodically review these guidelines and other corporate governance materials, as appropriate, and make recommendations to the Board for modification.

Last reviewed: February 10, 2005

Last modified: February 10, 2005

APPENDIX E

CODE OF ETHICS FOR THE

CEO AND CFO

of

ABX AIR, INC.

At ABX Air (the “Company”), we recognize that we are judged by our conduct. Reliability, honesty, personal accountability, and trustworthiness are key elements of our success. We have published a Code of Conduct that we expect all employees to follow. We require our employees to manifest that Code in their behavior. Our employees strive to maintain a high level of business and personal ethics and are committed to complying with the spirit and the letter of the law, acting in a manner that justifies public trust and confidence. In addition to the requirements of our Code of Conduct, our CEO and CFO (the “Senior Financial Officers”) are subject to the requirements of this additional Code of Ethics.

In carrying out their duties, each Senior Financial Officer must:

Conflicts of Interest

Act at all times with integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

Neither accept nor request any personal loans or other extension of credit from the Company.

Promptly disclose to the General Counsel of the Company the nature of any conflict of interest or any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest or the appearance of a conflict of interest. The General Counsel shall report to the Audit Committee any potential conflict of interest for which a waiver is being sought or any actual conflict of interest that has resulted in a violation of this Code of Ethics.

Public Reporting

Provide in the Company’s reports filed with the Securities and Exchange Commission and other public communications, disclosure that is full, fair, accurate, complete, objective, timely, and understandable.

Reflect any material correcting adjustments identified by the Company’s independent auditors in the financial statements and reports.

Promptly report to the Audit Committee any untrue statements of material fact or any omission of a material fact that may affect the financial statements or disclosures made by the Company in its public filings.

Keep abreast of emerging financial issues relevant to stockholders and other stakeholders.

Act without misrepresenting material facts or circumstances and without seeking to influence or hinder the Company’s independent auditors in any way in the performance of their engagements.

Internal Controls

Promptly report to the Audit Committee any information concerning material deficiencies in the design or operation of disclosures and internal controls.

Promptly report to the Audit Committee any fraud, whether material or not.

Compliance with Laws and Code of Ethics

Comply with applicable laws, rules and regulations of all U.S. and non-U.S. governmental entities and public regulatory agencies, including the Federal Aviation Administration, the Department of Labor, the Securities and Exchange Commission, and any exchanges on which the Company’s securities may be listed.

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Promptly report to the General Counsel of the Company or the Audit Committee any violations or suspected violations of (i) applicable laws or governmental rules and regulations by the Company, its directors, officers or other employees or (ii) suspected violations of this Code of Ethics by the Company. If the General Counsel, after conducting a reasonable inquiry, concludes that there is evidence of a material violation of any law or regulation or this Code of Ethics, he or she will promptly report such violation to the Audit Committee.

Personal Conduct

Act objectively, not allowing professional, independent judgment to be compromised.

Prohibit retaliation against any employee who may have provided in good faith evidence of fraud or alleged fraud within the Company.

Accountability

Certain bonuses and equity compensation received by the CEO and CFO must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements under the securities laws.

The Audit Committee will determine, or designate appropriate persons to determine, disciplinary actions to be taken in the event of violations of this Code of Ethics. Such actions will be designed to deter future violations and promote accountability to this Code of Ethics. Disciplinary actions for failure to comply with this Code of Ethics or the Company’s Code of Conduct for Conducting Business may include termination.

Waivers and Amendments

Only the Audit Committee is authorized to grant waivers of this Code of Ethics.

Any amendment or modification of this Code of Ethics shall require approval of the Board.

All amendments or waivers of this Code of Ethics will be promptly disclosed as required by law and the rules of any exchanges on which the Company’s securities may be listed.

This Code of Ethics is a statement of certain fundamental principles, policies and guidelines that govern the Company’s senior financial officers in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, customer, supplier, competitor, stockholder or any other person or entity.

Last Reviewed: February 10, 2005

Last Modified: February 10, 2005

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APPENDIX F

CODE OF CONDUCT FOR CONDUCTING BUSINESS

of

ABX AIR, INC.

General Policy Statement

At ABX Air (the “Company”), we value our People, Safety, Teamwork, Quality, Customer Satisfaction, and Trust. These values provide a framework for all of our employees and members of the Board of Directors as we conduct business and carry out our day to day responsibilities. This policy is not intended to serve as a substitute for our values, but rather to serve as important guidelines in helping us conduct business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning of the laws and regulations that govern sound business practices, as well as the policies of the Company.

The reputation of any company is solely dependent on the ethical conduct of its leadership and workforce. Every person associated with the Company’s business is responsible for ensuring that the Company’s reputation and integrity is protected at all times. This Code of Conduct is intended to be a set of guidelines highlighting key issues that may arise while conducting business. It is not intended to be a comprehensive list of every situation you may encounter. Whenever an employee is in doubt regarding a provision of this Code of Conduct, he or she should contact his or her immediate supervisor, employee relations coordinator, a member of senior management, or the General Counsel.

Core Requirements

•	The actions of all Company employees and members of the Board of Directors must comply with this Code of Conduct when acting on behalf of ABX Air.

•	Company employees and members of the Board will strictly observe all laws and regulations in the performance of their duties on behalf of the Company and will conduct Company affairs in keeping with the highest moral and ethical standards.

•	The Company is an equal opportunity employer. It is and shall continue to be the policy of this Company that all persons are entitled to equal employment opportunity regardless of race, color, religion, gender, national origin, age, marital status, disability, veteran status, ancestry or any other status or condition protected by applicable state or federal laws.

•	The Company is committed to providing a work environment free of any form of harassment or discrimination. Harassment of or discrimination against any employee on the basis of any status or characteristic protected by law is strictly prohibited (See also, Sexual Harassment Policy).

•	The Company expects and is entitled to the complete and undivided loyalty of all employees and members of the Board. When the loyalty of any employee or Board member is placed in question by actual or potential benefit from an outside source, a conflict of interest exists. No employee or Board member shall have any relationships, dealings or investments that may create any personal interest that actually or potentially conflicts with the interests of the Company. Employees and Board members are required to avoid any situation or interest, which could influence, or appear to influence, their objective decision-making in the performance of their Company responsibilities (See also, Conflict of Interest Policy).

•	Company employees are entrusted with considerable intellectual property and are expected to protect it at all times. Employees are expected to safeguard patents, trade secrets, trademarks, copyrights, software, technical data, and other proprietary information. Likewise, the Company respects and will protect the intellectual property rights of others. Unauthorized use of the intellectual property rights of others may expose the Company to civil law suits and damages and is strictly prohibited.

•	Company employees and members of the Board are entrusted with information that the Company considers to be confidential and proprietary, including information about our customers and others with whom we do business. Safeguarding this information is of the utmost importance and is critical for sustaining long term relationships important to the success of the Company. Unless required by your job or by law, no employee or member of the Board should discuss or share confidential information with anyone inside or outside the Company. Employees who regularly handle confidential information may be required to sign a confidentially agreement as a condition of employment. Confidentiality agreements may also be required on a case by case basis due to the nature of a specific project or assignment (See also, Confidentiality Policy and Insider Trading Policy).

Employee Responsibilities

•	Make it a point to read and understand the Company’s policies that affect your job. Whenever in doubt regarding the Company’s policies when conducting business, contact your immediate supervisor, employee relations coordinator, a member of senior management, or the General Counsel.

•	Understand the Company maintains a zero tolerance policy regarding retribution or retaliation towards any person for reporting in good faith a violation or suspected violation of Company policy or the misconduct or suspected misconduct of any person doing business with the Company.

Management Responsibilities

•	All members of management are responsible for maintaining a workplace that fosters the values and principles described in this Code of Conduct. Additionally, management is responsible for ensuring that all persons retained on behalf of the Company understand this Code of Conduct.

•	Upon receipt of a complaint of violations or suspected violations of Company policy or the misconduct or suspected misconduct of any person doing business with the Company, report such complaint in accordance with the reporting obligations set forth below. Regardless of how small, report all violations or suspected violations of Company policy and the misconduct or suspected misconduct of any person doing business with the Company to senior management in a timely fashion.

•	Conduct periodic audits and reviews to ensure compliance with this Code of Conduct and take prompt corrective action to fix any identified weaknesses or problems. Take appropriate disciplinary action whenever necessary to ensure compliance.

Compliance, Reporting, Waivers and Amendments

•	Any employee who has any questions concerning this Code of Conduct or its application should discuss the matter with his or her immediate supervisor, employee relations coordinator, a member of senior management, or the General Counsel.

•	Understand the options you have to raise a concern that you or others may have regarding violations or suspected violations of Company policy or the misconduct or suspected misconduct of any person doing business with the Company. Employees and directors have a duty and obligation to report any such violation, suspected violation or misconduct or suspected misconduct that may occur. Employees should contact their immediate supervisor, employee relations coordinator, a member of senior management, the General Counsel, or the President to report a violation or suspected violation of Company policy or the misconduct or suspected misconduct of any person doing business with the Company. In lieu of contacting one the persons described above, employees may report such matters on an anonymous basis by calling 1-800-782-7463. This number is monitored 24 hours a day, 7 days a week.

•	Notwithstanding the foregoing paragraph, violations or suspected violations of Company policy by a Board member must be reported to the Chairman of the Audit Committee. This can be done on an anonymous basis by calling the telephone number provided in the foregoing paragraph.

•	Directors should report a violation or suspected violation of Company policy or the misconduct or suspected misconduct of any person doing business with the Company directly to the Chairman of the Audit Committee.

•	Employees who violate this Code of Conduct for Conducting Business are subject to disciplinary action up to and including termination of employment.

•	Any employee who is not a director or executive officer of the Company and who seeks a waiver to this Code of Conduct should direct the request to his or her immediate supervisor, employee relations coordinator, a member of senior management or the General Counsel.

•	The Audit Committee of the Board of Directors has the sole authority to grant waivers to this Code of Conduct for members of the Board and executive officers of the Company. Any request by a director or executive officer for a waiver to this Code of Conduct should be directed to the Chairperson of the Audit Committee.

•	Any amendment or modification of this Code of Conduct shall require approval of the Board.

Last Reviewed: February 10, 2005

Last Modified: February 10, 2005

APPENDIX G

ABX AIR, INC.

2005 LONG-TERM INCENTIVE PLAN

1.00    PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the shareholders.

2.00    DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, shares of Stock and Stock Units. Grants of Restricted Stock, Restricted Stock Units and Stock Units may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 10.00.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is any conflict between the provisions of this Plan and the Award Agreement, the provisions of this Plan will prevail.

Beneficiary. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Business Combination. A transaction of the type described in Section 12.01.

Business Criteria. One or more of the criteria listed in Section 10.02.

Cause. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1]	Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

[2]	Conviction of, or entering into a plea of nolo contendere to, a felony;

[3]	Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

[4]	Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any applicable regulations and rulings issued under the Code.

Committee.

[1]	In the case of Awards to Directors, the Board; or

[2]	In the case of all other Awards, the Board’s compensation committee which also is a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3).

Company. ABX Air, Inc., a corporation organized under the laws of Delaware, and any successor to it.

Director. Each member of the Board who is not an Employee.

Disability. A disability as defined in Code §22(e)(3).

Dividend Equivalent Right. A right to receive the amount of any dividend paid on a Share of Stock underlying a Stock Unit, as provided in Section 9.03.

Effective Date. The date this Plan is approved by the Board.

Employee. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The price, if any, that a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on the relevant date, determined as follows:

[1]	If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date, assuming it is a trading date; otherwise on the next trading day.

[2]	If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

[3]	If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.

Freestanding SAR. A Stock Appreciation right that is not associated with an Option and is granted under Section 7.00.

Grant Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

Incentive Stock Option. Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code §422(b) and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

Option. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.

Performance-Based Awards. An Award granted subject to Section 10.00.

Performance Period. The period over which the Committee will determine if a grantee has met conditions imposed on a Performance-Based Award.

Plan. ABX Air, Inc. 2005 Long-Term Incentive Plan.

Plan Year. The Company’s fiscal year.

Restricted Stock. An Award granted under Section 6.01.

Restricted Stock Unit. An Award granted under Section 6.02.

Restriction Period. The period over which the Committee will determine if a grantee has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement or Retire. In the case of:

[1]	An Employee, Termination of Service after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit retirement plan (or if the Company does not maintain a tax-qualified defined benefit retirement plan, the normal or early retirement definition included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not the Employee is then accruing (or ever has accrued) a benefit under any plan; and

[2]	In the case of Directors, their departure from the Board for any reason other than Disability or death after completing one full term as a Board member.

Stock. Common shares of the Company.

Stock Appreciation Right (or “SAR”). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

Stock Unit. An Award granted under Section 9.00.

Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

Termination of Service (or references to a Participant’s Service being Terminated). As applicable, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [2] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary or [3] cessation of a Director’s service on the Board for any reason. However, (with respect to any Award that is not an Incentive Stock Option) and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contact or agreement between the Participant and the Company) due to illness, military service or other leave of absence approved by the Company.

3.00    ADMINISTRATION

3.01 Committee Duties.

[1]	The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

[2]	The Committee (or the Board, as appropriate) also may amend the Plan and Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].

3.03 Participation.

[1]	Consistent with the terms of the Plan, the Committee will:

[a]	Decide which Employees and Directors may become Participants;

[b]	Decide which Participants will be granted Awards;

[c]	Identify the type of Awards to be granted to each Participant;

[d]	Specify the terms and conditions imposed on any Awards granted;

[e]	Develop the procedures through which an Award may be exercised;

[f]	Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;

[g]	Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and

[h]	Discharge the duties described in Section 10.00 with respect to Performance Based Awards.

[2]	The Committee may establish different terms and conditions:

[a]	For each type of Award;

[b]	For Participants receiving the same type of Award; and

[c]	For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3]	The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

[a]	The type of Award and when and how it may be exercised;

[b]	The effect of exercising an Award;

[c]	Any Exercise Price associated with the Award;

[d]	Any conditions that must be met before the Award may be exercised;

[e]	Any performance objectives imposed on Performance-Based Awards as described in Section 10.00;

[f]	When and how the Award may be exercised; and

[g]	Any other applicable terms and conditions affecting the Award.

3.04 Conditions of Participation. By accepting an Award, each Participant agrees:

[1]	To be bound by the terms of the Award Agreement and the Plan; and

[2]	That the Committee (or the Board) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00    STOCK SUBJECT TO PLAN

4.01 Number of Shares.

[1]	Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 3,000,000.

[2]	The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.

4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards.

4.04 Limitations on Number of Shares Issuable to a Participant. The aggregate number of shares of Stock with respect to which Awards may be issued under this Plan to any Participant in any calendar year will not exceed 150,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Treas. Reg. §162-27(e)(2)(vi)(B) during the Plan Year issued.

5.00    OPTIONS

5.01 Grant of Options.

[1]	The Committee may grant Options to Participants who are Employees at any time during the term of this Plan. Options issued to Employees may be either [a] Incentive Stock Options or [b] Nonqualified Stock Options.

[2]	The Committee may grant Nonqualified Stock Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.

5.02 Option Price. Except as provided in Section 5.04[3], each Option will bear an Exercise Price equal to the Fair Market Value of a share of Stock on the Grant Date.

5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms of the Plan. However:

[1]	An Option may not be exercised for a fraction of a share, (instead, fractional shares will be settled in cash);

[2]	The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

[3]	No Option may be exercised more than 10 years after its Grant Date.

5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1]	Unless otherwise specifically provided, no provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;

[2]	The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code §422(d)], determined under rules issued under Code §422;

[3]	Each Incentive Stock Option granted to a Participant who owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary, determined under rules issued under Code §422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

[4]	No Incentive Stock Option may be granted to any individual who is not an Employee;

[5]	No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary), determined under rules issued under Code §422; and

[6]	The maximum number of shares of Stock that may be issued through Incentive Stock Options during the term of the Plan will not be larger than 3,000,000.

5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 Restrictions on Transferability. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.

5.07 Restrictions on Reload/Repricing. Regardless of any other provision of this Plan:

[1]	Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and

[2]	No Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards solely in connection with any exercise or settlement of an Award or otherwise.

6.00    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.01 Restricted Stock. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1]	Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period.

[2]	All shares of Restricted Stock issued to Employees will:

[a]	Be held by the Company as escrow agent during the Restriction Period; or

[b]	In the Committee’s discretion, be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[3]	All shares of Restricted Stock issued to Directors will be held in escrow during the Restriction Period.

[4]	Restricted Stock issued to Employees will be:

[a]	Forfeited (or if shares were issued to an Employee for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]	Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

[5]	Restricted Stock issued to Directors will be released from escrow and distributed as soon as practicable after their Retirement, if all restrictions have then been met.

[6]	During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued:

[a]	May exercise full voting rights associated with that Restricted Stock; and

[b]	Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

6.02 Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1]	Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

[2]	Restricted Stock Units will be:

[a]	Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]	As soon as practicable after all restrictions have then been met, in the case of Employees, or after Retirement, in the case of Directors, will be settled, as provided in the Award Agreement, [i] in shares of Stock equal to the number of Restricted Stock Units to be settled, [ii] for cash equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [iii] in a combination of shares of Stock or cash (computed under subsection 6.02[2][b][i] and [ii]).

[3]	During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

7.00    STOCK APPRECIATION RIGHTS

The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

[1]	The Exercise Price specified in the Award Agreement will:

[a]	In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[b]	In the case of a Tandem SAR, never be less than the Exercise Price of the related Option.

[2]	Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

[a]	A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b]	A Tandem SAR will expire no later than the date the related Option expires;

[c]	The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[d]	A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.

[3]	Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms of the Plan.

[4]	A Participant exercising an SAR will receive an amount equal to:

[a]	The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

[b]	The number of shares of Stock with respect to which the SAR is exercised.

At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.

8.00    OTHER STOCK AWARDS TO PARTICIPANTS

The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.00    STOCK UNITS

9.01 Stock Unit Awards. The Committee may, in its discretion, grant Stock Units to Participants. Stock Units may be subject to any terms and conditions, including vesting that the Committee specifies in the Award Agreement and to the terms of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 10.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.

9.02 Settling of Stock Units. One share of Stock will be issued for each Stock Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit. However, Stock Units issued to Directors will be settled immediately after (and no earlier than) the date the Director Terminates Service.

9.03 Disposition of Dividend Equivalent Rights. The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

10.00    PERFORMANCE-BASED AWARDS

10.01 Generally. Any Restricted Stock, Restricted Stock Units or Stock Units granted under the Plan may be granted in a manner that qualifies as “performance-based compensation” under Code §162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.

10.02 Business Criteria.

[1]	The Business Criteria imposed on Performance-Based Awards will be one of more of the following and may be applied solely with reference to the Company (or Subsidiary) or relatively between the Company (or Subsidiary) and one or more unrelated entities:

[a]	Cash flow;

[b]	Earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

[c]	Earnings per share;

[d]	Growth in earnings or earnings per share;

[e]	Stock price;

[f]	Return on equity or average shareholders’ equity;

[g]	Total shareholder return;

[h]	Return on capital;

[i]	Return on assets or net assets;

[j]	Return on investment;

[k]	Revenue;

[l]	Income or net income;

[m]	Operating income or net operating income;

[n]	Operating profit or net operating profit (whether before or after taxes);

[o]	Operating margin;

[p]	Return on operating revenue;

[q]	Market share;

[r]	Contract awards or backlog;

[s]	Overhead or other expense reduction;

[t]	Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index;

[u]	Meeting customer cost and service standards;

[v]	Strategic plan development and implementation; and

[w]	Improvement in workforce diversity.

[2]	Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and Subsidiaries, or [c] any combination of segments, products or divisions of the Company and subsidiaries.

10.03 Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Award that will be issued or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

10.04 Certification of Performance. No Performance-Based Awards will be paid to (or vest with respect to) any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.

10.05 Modification of Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Award that may be paid or earned if those performance objectives are met.

11.00    TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS

11.01 Effect of Termination of Service on Awards Other than Performance-Based Awards. Unless otherwise specified in the Award Agreement and subject to Sections 11.03 and 11.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:

[1]	Death. If a Participant’s Service Terminates because of death, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant’s death.

[2]	Disability. If a Participant’s Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant Terminates.

[3]	Retirement. If a Participant’s Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the expiration date specified in the Award Agreement. However, any Incentive Stock Option that is not exercised within three months of the Participant’s Retirement will be treated as a Nonqualified Stock Option.

[4]	Voluntary Termination of Service By Participant. If a Participant who is an Employee voluntarily Terminates Service before Retirement, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s voluntary Termination of Service and [c] all Awards that are not vested or excisable on the date the Participant voluntarily Terminates Service will be forfeited. However, any Incentive Stock Option that is not exercised within three months of the Participant’s voluntary Termination of Service will be treated as a Nonqualified Stock Option.

[5]	Involuntary Termination of Service Without Cause. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or excisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited. However, any Incentive Stock Option that is not exercised within three months of the Participant’s involuntary Termination of Service without Cause will be treated as a Nonqualified Stock Option.

[6]	Involuntary Termination of Service With Cause. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited.

11.02 Effect of Termination of Service on Performance-Based Awards.

[1]	Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:

[a]	His or her Service is Terminated involuntarily for any reason, or

[b]	He or she Terminates Service voluntarily.

[2]	However, if, before the end of a Performance Period, a Participant dies, becomes Disabled, or Retires and the Committee determines (under Section 10.04) that the performance objectives established for that period are met, the Disabled or Retired Participant or the Beneficiary of a deceased Participant will receive a partial award equal to:

[a]	The Awards that would have been paid to that Participant at the end of the Performance Period during which the Participant dies, becomes Disabled or Retired; multiplied by

[b]	The number of whole years between the beginning of the Performance Period and the date the Participant dies, became Disabled or Retired; and divided by

[c]	The number of whole years included in the Performance Period.

11.03 Other Limits on Exercisability. Regardless of any other provision of the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:

[1]	Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;

[2]	Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3]	Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.

11.04 Buy Out of Section 11.00 Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, Restricted Stock, Restricted Stock Units and Stock Units (collectively, “Section 11.00 Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each (or portion of each) Section 11.00 Awards) to be cancelled and [2] the Exercise Price associated with each cancelled Section 11.00 Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Section 11.00 Awards that is not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

12.00    MERGER, CONSOLIDATION OR SIMILAR EVENT

12.01 Definition of Business Combination.

[1]	Any event that is defined as a “change in control” (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or

[2]	Any transaction (or series of related transactions) that result in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets but only if [a] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transaction) own less than a majority of the voting power of the Company and [b] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).

12.02 Effect of Business Combination on Options, SAR, Restricted Stock and Restricted Stock Units. If the Company undergoes a Business Combination, [1] all Options and SARs that are then outstanding will become fully exercisable for the remainder of their term (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met), and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.

12.03 Effect of Business Combination on Stock Units or Performance-Based Awards. If the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the effective date of the Business Combination, multiplied [2] by the number of whole months between the beginning of the period over which time-based restrictions on Stock Units otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance Goals were to be measured and the date of the Business Combination and divided by [3] the period (expressed in whole months) over which time-based restrictions on Stock Units otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.

12.04 Application of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 12.02 and 12.03 that are characterizable as parachute payments, when combined with other parachute payments due on account of the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the value of the sum or the value of the payments due under Sections 12.02 and 12.03 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that would be an “excess parachute payment”. If the reduction described in the preceding sentence applies, within 10 days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Agreement) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Sections 12.02 and 12.03 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

13.00    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 11.04 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Employees to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

14.00    MISCELLANEOUS

14.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

14.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

14.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

[1]	Interfering with or limiting the right of the Company or any Subsidiary to terminate any Participant’s employment at any time;

[2]	Conferring on any Participant any right to continue as an Employee or Director;

[3]	Guaranteeing that any Employee will be selected to be a Participant; or

[4]	Guaranteeing that any Participant will receive any future Awards.

14.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[1]	Thirty days after the settlement date; or

[2]	The date the Participant remits the required amount.

If the Participant has not remitted the required amount, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

[3]	By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[4]	By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[5]	By remitting cash to the Company; or

[6]	By remitting a personal check immediately payable to the Company.

14.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.

14.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.

14.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08 Term of Plan. The Plan will be effective upon its adoption by the Board subject to the approval by the affirmative vote of the holders of a majority of the shares of voting Stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 13.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

14.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

ABX AIR, INC. 145 HUNTER DRIVE WILMINGTON, OH 45177

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ABX Air, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                        ABXAIR                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABX AIR, INC.

The Board of Directors recommends a vote FOR all Nominees for Director.

Vote On Directors 1. Election of Directors	For All	Withhold For All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees: 01) James H. Carey 02) John D. Geary	☐	☐	☐

Vote On Proposals

The Board recommends a vote FOR Proposal 2.		For	Against	Abstabin

2.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove the limitation on the maximum number of directors than can serve on the Board.	☐	☐	☐

The Board recommends a vote FOR Proposal 3.

3. Approval of ABX Air, Inc. 2005 Long-Term Incentive Plan.		☐	☐	☐

The Board recommends a vote FOR Proposal 4.

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2005.	☐	☐	☐

The Board recommends a vote AGAINST Proposal 5.

5. Shareholder proposal to elect each Director annually.		☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated			☐
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

If acting as an attorney, executor, trustee or in another representative capacity, please sign name and indicate title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2005

The stockholder(s) hereby appoint(s) James H. Carey and Jeffrey J. Vorholt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ABX Air, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on May 5, 2005, at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE